UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Focus Financial Partners Inc.

(Name of Registrant as Specified In Its Charter)

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1 GLOBAL CONSORTIUM CONNECTUS

7 NEW PARTNER FIRMS NEXUS INVESTMENT MANAGEMENT • MEDIQ FINANCIAL SERVICES • INTEROCEAN • SEASONS OF ADVICE • FAIRWAY WEALTH MANAGEMENT • CORNERSTONE PARTNERS • KAVAR CAPITAL PARTNERS •

18 MERGERS ALLIANCE BENEFIT GROUP OF MICHIGAN • BERG • DECKER WEALTH MANAGEMENT • NOVA WEALTH MANAGEMENT GROUP • RNP ADVISORY SERVICES • CRM MANAGEMENT • MCADAMS • STELLAR CAPITAL MANAGEMENT • GREENCOURSE • BALDWIN & ASSOCIATES • OAK ASSET MANAGEMENT • HOWARD CAPITAL MANAGEMENT • BRADY & ASSOCIATES • LINK FINANCIAL SERVICES • WESTWOOD • CONFLUENCE WEALTH MANAGEMENT • BREDE • HORAN CAPITAL MANAGEMENT •

FOCUS® FINANCIAL PARTNERS

2021 PROXY STATEMENT

NOTICE OF ANNUAL MEETING:

MAY 26, 2021 AT 9 AM ET, NEW YORK, NY

FOCUS®
FINANCIAL PARTNERS

Rudy Adolf
Founder,
Chief Executive Officer
& Chairman

April 15, 2021

Dear Fellow Stockholder:

I hope that you and your loved ones are healthy and safe during these unprecedented times. As we continue to navigate through the challenges of the coronavirus (Covid-19) pandemic, Focus is committed to the well-being of its employees, partner firms and stockholders.

Despite all of the uncertainties and market volatility that resulted from the pandemic, Focus delivered excellent financial and operating results across a variety of performance metrics. In 2020, we generated over $1.3 billion in annual revenues, the highest in our history, and representing 11.7% in year-over-year growth. In addition, we completed 25 transactions, capping one of the best years in our history for M&A volume. We added seven new partner firms and completed 18 mergers on behalf of our partners, four of which were acquisitions in the United States and Australia by Connectus Wealth Advisers, our global consortium of client-centric advisers. Focus also effectively guided its partner firms through a variety of issues related to the pandemic, including working remotely and preparing for re-entry.

Focus' resilience, and our partner firms' management of their businesses, in the face of the pandemic demonstrated the strength of our business model. This, together with our entrepreneurial culture and ability to quickly adapt to a changing environment, allowed us to successfully navigate these uncharted waters.

Focus' resilience, and our partner firms' management of their businesses, in the face of the pandemic demonstrated the strength of our business model.

During this time, we did not waiver from our commitment to expanding our strong corporate governance framework and integrating sustainability considerations into our business. For example, among other value-added services we continued to offer, we provided our partner firms with access to resources and best practices for ethical and sustainable investing programs for their clients.

I am pleased to invite you to Focus' 2021 Annual Meeting of Stockholders, which will be held on Wednesday, May 26, 2021 at 9 a.m. Eastern time, where our Board of Directors and I look forward to discussing these and other aspects of our business. The attached Notice of Annual Meeting and the proxy statement describe the business that we will conduct at that meeting and provide additional information about Focus and its corporate governance. I hope you will be able to attend, and if not, I encourage you to vote by proxy.

Thank you again for your continuing support.

Sincerely,

Rudy Adolf
Founder, Chief Executive Officer and Chairman

Focus Financial Partners 2021 Proxy Statement 1

We Are a Diversified, Global Partnership...

71
Partner Firms[1]

4
Countries

200+
Offices

63
U.S.-Based Partner Firms

8
International Partner Firms

...With a Highly Differentiated Value Proposition

Independence & Entrepreneurship

- ✔ "Never turn an entrepreneur into an employee"
- ✔ We maintain the entrepreneurial spirit, independence and unique cultures of our partner firms

\+

Permanent Capital

- ✔ We are permanent capital investors

\+

[1] As of December 31, 2020.

2 Focus Financial Partners 2021 Proxy Statement

550+
Principals

3,600+
Employees

1
Consortium

connectus
WEALTH ADVISERS

Value-added Services & Expertise

- ✔ We offer comprehensive business and client solutions to help our partner firms grow
- ✔ We consult and advise without compromising the autonomy of our partner firms

=

FOCUS®
FINANCIAL PARTNERS

Focus Financial Partners 2021 Proxy Statement 3

VISION *for* VISIONARIES.

We partner with independent fiduciary wealth managers around the world who serve wealthy clients and select institutions. We are permanent capital investors who celebrate the power of entrepreneurship. Our partner firms maintain their operational independence while benefitting from our scale, industry leadership, and extensive resources. We provide the tools and solutions that enable our firms' advisors to deliver integrated, highly-personalized client service.

Key Performance Highlights

$1.3+
Billion 2020 Total Revenues

33.3%
Revenue Growth CAGR Since 2006

25
M&A Transactions in 2020

$211.4
Million 2020 Net Cash Provided by Operating Activities

13.3%
Average Quarterly Organic Revenue Growth[1] Since Q1 2017

7
New Partner Firms in 2020

$200.5
Million 2020 Cash Flow Available for Capital Allocation[2]

95%+
Fee-Based & Recurring Revenues[3]

18
Mergers in 2020

[1] Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus' partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented are included in Focus' consolidated statements of operations for the entire periods presented. Focus believes these growth statistics are useful in that they present full-period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
[2] Non-GAAP financial measure. Please see the section entitled "Reconciliation of Non-GAAP Financial Measures–Cash Flow Available for Capital Allocation" for a reconciliation and more information on this measure.
[3] As of December 31, 2020.

Well Positioned for Strong Growth Over the Long Term

Strong Secular Industry Growth Dynamics

Leading Partnership of 70+ Independent Fiduciary Firms[1]

Resilient Business Model Across Market Cycles

Ample Growth Capital

Strong Financial and Operating Fundamentals

[1] As of December 31, 2020.

6 Focus Financial Partners 2021 Proxy Statement

Environmental, Social and Governance ("ESG") Highlights

We remain committed to continually improving our approach and response to ESG issues. The following are some highlights of our ESG program:

Environmental

- Assisted partner firms in their sustainable investing programs for their clients
- Our headquarters continued to feature many sustainability-focused design elements
- Released our second Sustainability Highlights Report

Social

- Focus Client Solutions provided lending and cash management solutions for non-profits and charitable organizations
- Provided anti-sexual harassment training to employees
- Continued to be involved in community service and charitable causes
- Further embraced our commitment to diversity and inclusion
- As part of our recent secondary offering, we ensured that part of the selling syndicate was dedicated to women-owned, minority-owned and veteran-owned co-managers

Governance

- Improved and continued to administer cybersecurity risk and risk management program
- Conducted first biennial review of individual director performance in 2021
- Adopted further enhancements to our Code of Business Conduct and Ethics and Corporate Governance Guidelines
- Revised governance policies into plain English
- Our compensation committee considered progress on ESG initiatives as a factor in determining the compensation of the NEOs

Additional information regarding the items above can be found in the Corporate Governance and Environmental and Social Matters sections of the proxy statement, and free of charge under Corporate Governance and Sustainability in the investor relations section of our website at *www.focusfinancialpartners.com*.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders

to be held on

The proxy statement and 2020 annual report to stockholders are available at *http://www.astproxyportal.com/ast/22304/*

8 Focus Financial Partners 2021 Proxy Statement

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Focus Financial Partners Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Focus Financial Partners Inc., a Delaware corporation ("Focus" or the "Company"), will be held on Wednesday, May 26, 2021 at 9 a.m. Eastern time at 875 Third Avenue, 28th Floor, New York, NY 10022 to consider and vote upon the following three proposals:

Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record of the Company as of the close of business on March 29, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of the Company's Class A common stock and Class B common stock entitles the holder thereof to one vote.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at Focus' office located at 875 Third Avenue, 28th Floor, New York, NY 10022 for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card by mail, or by submitting your proxy by telephone or online in accordance with the instructions on the enclosed proxy card or voting instruction form, as discussed in greater detail in this proxy statement. Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this proxy statement and on the proxy card or voting instruction form.

By Order of the Board of Directors,

J. Russell McGranahan
General Counsel and Corporate Secretary

Focus Financial Partners 2021 Proxy Statement 9

(This page has been left blank intentionally.)

Focus Financial Partners 2021 Proxy Statement   11

875 Third Avenue, 28th Floor
New York, NY 10022
PROXY STATEMENT
2021 ANNUAL MEETING OF STOCKHOLDERS
SUMMARY

This summary highlights certain information contained in this proxy statement. As it is only a summary, please review the entire proxy statement before voting.
ANNUAL MEETING INFORMATION

Date and Time:	Wednesday, May 26, 2021, at 9 a.m. Eastern time
Location:	875 Third Avenue, 28th Floor, New York, NY 10022
Record Date:	March 29, 2021
Mailing Date:	Beginning April 15, 2021
Voting:	Each share of Focus’ Class A common stock and Class B common stock outstanding on the Record Date is entitled to one vote. You may vote by telephone, internet, mail or by attending the Annual Meeting. Please see “How do I vote?” on page 15.
PROPOSALS AND RECOMMENDATIONS

Proposal		Board’s Voting Recommendation	Vote Required for Approval	Page References (for more detail)
Proposal One:	Election of Class III Directors	FOR EACH NOMINEE	PLURALITY OF VOTES CAST	19
Proposal Two:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	MAJORITY OF VOTES PRESENT	21
Proposal Three:	Non-Binding Advisory Vote to Approve Compensation of Our Named Executive Officers	FOR	MAJORITY OF VOTES PRESENT	23

12   Focus Financial Partners 2021 Proxy Statement

DIRECTOR NOMINEES

The Board of Directors has nominated the two directors named below for election to the Board of Directors as Class III directors at the Annual Meeting and recommends “FOR” the election of each director nominee. Each nominee is currently a director of the Company. The following table provides summary information about each nominee, including committee assignments. See “Proposal One” on page 19 for additional information regarding the nominees.
Name	Independent	Audit and Risk Committee	Compensation Committee	Nominating, Governance and Sustainability Committee
Greg S. Morganroth, MD	●	●	—	—
Fayez S. Muhtadie	●	—	C	●
●= Member
C = Chair

Focus Financial Partners 2021 Proxy Statement   13

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

What is this proxy statement?
This proxy statement and the enclosed proxy card are being made available to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Focus Financial Partners Inc., a Delaware corporation (the  “Company,”  “Focus,”  “we,”  “us”  and  ”our”), for use at the 2021 Annual Meeting, or at any adjournments or postponements thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Annual Meeting.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy solicitation materials, including this proxy statement, primarily via the internet rather than mailing paper copies of these materials to each stockholder. Beginning on April 15, 2021, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access the proxy materials, vote or request paper copies.
What is included in the proxy materials?
Our proxy solicitation materials include the Notice of Availability, this proxy statement (including the Notice of 2021 Annual Meeting of Stockholders and proxy card) and Focus’ Annual Report for the year ended December 31, 2020.
What proposals will be addressed at the Annual Meeting?
Stockholders will be asked to consider the following proposals at the Annual Meeting:
1.
To elect the two directors named in this proxy statement to serve as Class III directors on the Board until the 2024 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.
To ratify the selection by our audit and risk committee of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the year ending December 31, 2021; and

3.
To conduct a non-binding advisory vote to approve the compensation of our named executive officers.

We will also consider any other business that properly comes before the Annual Meeting, although we are not currently aware of any business to be acted upon other than the matters discussed in this proxy statement.
How does the Board of Directors recommend that I vote?
Our Board of Directors unanimously recommends that stockholders vote “FOR” each nominee for director, “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm, and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
Who may vote during the Annual Meeting?
Stockholders who owned shares of Focus’ Class A common stock, par value $0.01 per share (“Class A common stock”), and Class B common stock, par value $0.01 per share (“Class B common stock” and, together with the Class A common stock, the  “common stock”), as of the close of business on March 29, 2021 (the  “Record Date”) are entitled to attend and vote at the Annual Meeting. Each share of Focus’ Class A common stock and Class B common stock entitles the holder thereof to one vote. As of the Record Date, there were 55,114,842 shares of Class A common stock and 17,019,104 shares of Class B common stock issued and outstanding. There are no voting rights ceilings applied for any stockholders.
How many shares must be represented to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, the holders of a majority in voting power of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the meeting must be present in person or represented by proxy at the Annual Meeting. For the avoidance of doubt, abstentions (shares present at the Annual Meeting and marked “abstain”) and broker non-votes are treated as present for purposes of determining the presence or absence of quorum.

14   Focus Financial Partners 2021 Proxy Statement

Your shares are counted as present at the Annual Meeting if  (a) you attend the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on any proposal) or at the Annual Meeting, or (c) your shares are registered in the name of a bank or brokerage firm (whether or not you provide voting instructions). On March 29, 2021, there were 55,114,842 shares of Class A common stock and 17,019,104 shares of Class B common stock outstanding and entitled to vote. Consequently, 36,066,974 shares of common stock must be present at the Annual Meeting to constitute a quorum.
How many votes do I have?
Each share of Class A common stock and Class B common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors, named executive officers and certain significant stockholders is contained in the section of this proxy statement entitled  “Security Ownership of Certain Beneficial Owners and Management.”
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice of Availability was sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in  “street name,” and the Notice of Availability was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a “voting instruction form” provided to you by that organization.
What is the proxy card?
The proxy card enables you to appoint the persons listed on the proxy card, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing the persons listed on the proxy card to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend, it is strongly recommended that you complete and return your proxy card, or vote via telephone or online, before the Annual Meeting date in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.
You may request a printed copy of the proxy card by calling +1-888-PROXY-NA (+1-888-776-9962) in the United States or +1-718-921-8562 from foreign countries from any touch-tone telephone, or online at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials.
How do I vote?
If you are a stockholder of record of the Company’s shares, there are three ways to vote:
•
Via Telephone or Online Prior to the Annual Meeting. You may vote your shares by telephone by calling +1-800-PROXIES (+1-800-776-9437) in the United States or +1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions. To vote your shares online, please visit the web address https://www.voteproxy.com. If you choose to vote online in advance of the Annual Meeting, have your Notice of Availability, or proxy card if you requested one, in hand when you access the website noted above and follow the instructions.

•
By Mail. You may vote by proxy by requesting printed copies of the proxy materials, filling out the proxy card and sending it back in the envelope provided.

•
During the Annual Meeting. You may attend and vote during the Annual Meeting if you pre-register and obtain an admission ticket by May 12, 2021. An admission ticket and a valid, government-issued photographic identification are required to enter the Annual Meeting.

Focus Financial Partners 2021 Proxy Statement   15

If you would like to attend the Annual Meeting, please follow the instructions under “How do I pre-register?” starting on this page 16 below to pre-register by May 12, 2021.
If you are a beneficial owner of shares held in street name, there are three ways to vote:
•
Via Telephone or Online Prior to the Annual Meeting. You may vote by submitting your vote in advance of the Annual Meeting by telephone or online if those options are made available to you by your broker, bank, broker-dealer, custodian or other similar organization, in accordance with the instructions on the voting instruction form provided to you by that organization. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary by institution.

•
By Mail. You may vote by filling out the voting instruction form and sending it back in the envelope provided by your broker, bank, broker-dealer, custodian or other similar organization that holds your shares.

•
During the Annual Meeting. You may attend and vote during the Annual Meeting if you pre-register and obtain an admission ticket by May 12, 2021; in addition, you will need to obtain a “legal proxy” from the organization holding your shares to vote at the Annual Meeting. An admission ticket and a valid, government-issued photographic identification are required to enter the Annual Meeting.

If you would like to attend the Annual Meeting, please follow the instructions under “How do I pre-register?” starting on this page 16 below to pre-register by May 12, 2021.
How do I pre-register?
Attendance at the Annual Meeting is limited to our stockholders (or their authorized representatives) as of the Record Date. An admission ticket and a valid, government-issued photographic identification are required to enter the Annual Meeting. In order to pre-register and obtain an admission ticket, please follow the instructions below by May 12, 2021.
•
Stockholder of Record. If you are a stockholder of record, you may pre-register and obtain an admission ticket by emailing us at annualmeetingregistration@focuspartners.com, and providing your name as it appears on your stock ownership record and your mailing address.

•
Authorized Representative of Stockholder of Record. If you are a stockholder of record and intend to appoint an authorized representative to attend the meeting on your behalf, you may pre-register and obtain an admission ticket by emailing us at annualmeetingregistration@focuspartners.com and providing your name as it appears on your stock ownership record and your mailing address, the name and mailing address of your authorized representative, and a signed authorization appointing such individual to be your authorized representative at the Annual Meeting.

•
Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may pre-register and obtain an admission ticket by emailing us at annualmeetingregistration@focuspartners.com and providing your name, mailing address and evidence of your stock ownership as of the Record Date. A copy of your bank or brokerage statement showing your holdings as of the Record Date will suffice as evidence of ownership, or you can obtain a letter from the institution holding your shares. In addition, you will need to obtain a “legal proxy” from the organization holding your shares in order to vote at the Annual Meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (Covid-19) pandemic, and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor the News & Events section of the investor relations section of our website at www.focusfinancialpartners.com for updated information. If you are planning to attend our meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

16   Focus Financial Partners 2021 Proxy Statement

Will my shares be voted if I do not provide my proxy?
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy (either voting by telephone or online, or by filling out a proxy card) or attend the Annual Meeting and vote directly. Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors.
If you are a beneficial owner, your shares may be voted under certain circumstances if they are held in the name of a bank or brokerage firm. Banks and brokerage firms generally have the authority to vote shares absent instructions from their customers on certain “routine” matters, including the ratification of the selection of the independent registered public accounting firm. At the Annual Meeting, your shares may only be voted by your bank or brokerage firm without your voting instructions on Proposal Two.
Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals One and Three are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned voting instructions to the brokers.  When brokers cannot exercise discretionary authority and do not receive voting instructions from beneficial owners, this results in  “broker non-votes,”  which are still counted for purposes of determining quorum, but which do not impact the outcome of Proposals One and Three.
What vote is required to elect directors?
Directors are elected by a plurality of the votes cast at the Annual Meeting. Neither abstentions nor broker non-votes will have a direct effect on this proposal, assuming that a quorum is present. There are no cumulative voting rights.
What vote is required to ratify the selection by the Company’s audit and risk committee of Deloitte as its independent registered public accounting firm for the year ended December 31, 2021?
Approval of the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting. Abstentions (shares present at the Annual Meeting and marked “abstain”) will count as a vote against this proposal. There are not expected to be broker non-votes on this proposal as brokers can exercise discretionary authority regarding this proposal.
What vote is required to approve the compensation of our named executive officers?
Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting. Abstentions (shares present at the Annual Meeting and marked “abstain”) will count as a vote against this proposal. Broker non-votes will be counted for purposes of determining quorum but will not impact the outcome of this proposal. As an advisory vote, this proposal is not binding. However, our Board and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions of our stockholders and will consider the outcome of the vote.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may vote again by signing and returning a new proxy card, or by submitting a later vote via telephone or online, or by attending the Annual Meeting and voting at the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to the attention of Focus’ Corporate Secretary at 875 Third Avenue, 28th Floor, New York, NY 10022.
If your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must alert that institution that you wish to change your vote by following the procedures on the voting instruction form provided to you by such institution.

Focus Financial Partners 2021 Proxy Statement   17

Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential to the extent possible and will not be disclosed except as may be necessary to meet legal requirements.
Where do I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which Focus is required to file with the SEC within four business days following the Annual Meeting.
Who bears the cost of soliciting proxies?
Focus will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.
Where can I obtain additional information about Focus?
Focus makes available free of charge, through its website at www.focusfinancialpartners.com, under Financials & Filings in the investor relations section, its annual report to stockholders, 2020 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.
Focus will provide, without charge to a stockholder upon written request, a copy of Focus’ annual report to stockholders, 2020 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and form of proxy and all amendments to those reports. Written requests for copies should be sent to the attention of Corporate Secretary, Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022. Copies may also be accessed electronically via the SEC website at https://www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2020 is not part of the proxy solicitation materials.

18   Focus Financial Partners 2021 Proxy Statement

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS
PROPOSAL ONE—ELECTION OF TWO CLASS III DIRECTORS
Our Amended and Restated Certificate of Incorporation provides for a Board of Directors classified into three classes as nearly equal in number as is reasonably possible, whose terms of office expire in successive years. Our Board of Directors now consists of eight directors as set forth below in the section entitled “Directors and Executive Officers,” and the terms of the current Class III directors, Dr. Morganroth and Mr. Muhtadie, expire at the Annual Meeting.
Our Board of Directors has nominated Dr. Morganroth and Mr. Muhtadie for reelection, as directors in Class III, based on the recommendation of the nominating, governance and sustainability committee, each to hold office until the Annual Meeting of Stockholders in 2024, or until their successors are elected and qualified or, if earlier, the directors’ death, disability, resignation, disqualification or removal.
NOMINEES

Greg S. Morganroth, MD

Dr. Morganroth has served on our Board of Directors since September 2020. Dr. Morganroth founded the California Skin Institute in 2007, and serves as its Chief Executive Officer. Prior to founding the California Skin Institute, Dr. Morganroth was in private practice in Mountain View, CA since 1996. Other than the Company, Dr. Morganroth does not currently serve on any public company boards of directors. Dr. Morganroth currently serves on the board of directors of the California Skin Institute and its related subsidiaries, each of which is a private company. Dr. Morganroth holds a Bachelor of Science from the University of Michigan and a Doctor of Medicine from the University of Michigan School of Medicine. Dr. Morganroth completed his internship at the University of Pennsylvania, a dermatology residency at Yale University and a Mohs, laser and dermatologic surgery fellowship at the Skin and Mohs Surgery Center at the Baptist Medical Center, Kansas City, Missouri.

Dr. Morganroth is qualified to serve as a director because of his entrepreneurial and operational experience as founder and Chief Executive Officer of the California Skin Institute, which has successfully acquired over 50 dermatology and cosmetic surgery practices. Dr. Morganroth was nominated by the Board of Directors based on the recommendation of the nominating, governance and sustainability committee.

Fayez S. Muhtadie

Mr. Muhtadie has served on our Board of Directors since July 2018 and served on the board of managers of Focus Financial Partners, LLC (“Focus LLC”) from July 2017 to July 2018. Mr. Muhtadie is a Senior Principal of Stone Point Capital LLC (together with its affiliates, “Stone Point”). Prior to joining Stone Point in 2003, Mr. Muhtadie worked at Credit Suisse First Boston as an analyst in the Financial Institutions Investment Banking Group and as a financial analyst at Aon Capital Markets. Other than the Company, Mr. Muhtadie does not currently serve on any public company boards of directors. Mr. Muhtadie currently serves on the following private company boards of directors: Delta Parent Holdings, Inc. (Duff  & Phelps Corp.), Eliassen Group Holdings LP, Greenspoint Capital LLC, LS Parent Corporation (LegalShield), Newport Holdings and SKY Harbor Capital Holdings LLC. All of Mr. Muhtadie’s board positions are in connection with Mr. Muhtadie’s full time responsibilities as a Senior Principal with Stone Point. Mr. Muhtadie holds a Bachelor of Science in Business Administration from The Ohio State University and holds a Master of Business Administration from the Columbia University Graduate School of Business.

Mr. Muhtadie is qualified to serve as a director because of his financial services industry and board experience and his affiliation with Stone Point. Mr. Muhtadie was nominated by the Board of Directors in accordance with our nomination agreement with Stone Point.

Focus Financial Partners 2021 Proxy Statement   19

REQUIRED VOTE

The two nominees receiving the highest number of affirmative votes shall be elected as directors. You may withhold votes from any or all nominees.
RECOMMENDATION

Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the abovementioned nominees.

20   Focus Financial Partners 2021 Proxy Statement

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit and risk committee’s selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The audit and risk committee is directly responsible for appointing Focus’ independent registered public accounting firm and is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of Deloitte, our audit and risk committee intends to reconsider the selection of Deloitte as our independent registered public accounting firm going forward. A representative of Deloitte is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement if he/she desires to do so and will be available to answer appropriate questions from stockholders.
The following is a summary of fees paid to Deloitte for audit, audit-related, tax and other services provided during the years ended December 31, 2020 and 2019.
Audit Fees. Audit fees represent professional services rendered for the audits of our 2020 and 2019 consolidated financial statements and for foreign statutory audits. These fees also include interim procedures and the review of consolidated financial statements included in our Quarterly Form 10-Q reports and issuance of consents required by statute or regulation and similar matters. Audit fees for 2020 and 2019 include fees for the audit of the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.
Audit-Related Fees. Audit-related fees for 2020 and 2019 represent due diligence services related to mergers and acquisitions.
Tax Fees. Tax fees consist of fees billed for tax services in the respective periods.
All Other Fees. All other fees include subscriptions for online technical accounting resources provided by Deloitte in the respective periods.
	2020	2019
Audit Fees	$3,117,582	$3,204,857
Audit-Related Fees	$—	$39,985
Tax Fees	$6,328	$—
All Other Fees	$2,058	$2,058
Total	$3,125,968	$3,246,900
PRE-APPROVAL POLICY

Since the formation of our audit and risk committee, and on a going-forward basis, the audit and risk committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof  (subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the audit and risk committee prior to the completion of the audit).
VOTE REQUIRED

The ratification of the appointment of Deloitte requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting.
RECOMMENDATION

Our Board of Directors recommends a vote  “FOR”  the ratification of the selection by the audit and risk committee of Deloitte as our independent registered public accounting firm.

Focus Financial Partners 2021 Proxy Statement   21

AUDIT AND RISK COMMITTEE REPORT1

The audit and risk committee’s primary responsibilities are to assist the Board with oversight of the integrity of Focus’ consolidated financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of Focus’ internal audit function and independent auditor, Focus’ compliance with legal and regulatory requirements, and enterprise risk generally. For more information about our audit and risk committee’s responsibilities, see “Corporate Governance—Committees of the Board of Directors—Audit and Risk Committee” and our audit and risk committee charter.
It is not the duty of the audit and risk committee to prepare Focus’ consolidated financial statements, to plan or conduct audits, or to determine that Focus’ consolidated financial statements are complete and accurate and are in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Focus’ management is responsible for preparing Focus’ consolidated financial statements, and for maintaining internal control over financial reporting and disclosure controls and procedures. Focus’ independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion as to whether those audited consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Focus in conformity with GAAP, and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.
In performing its oversight role, the audit and risk committee has reviewed and discussed Focus’ audited consolidated financial statements with management and with Deloitte, Focus’ independent registered public accounting firm for 2020.
The audit and risk committee has further discussed with Deloitte the matters required to be discussed under applicable PCAOB standards. The audit and risk committee has received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, and has discussed with Deloitte its independence.
Based on the review and discussions referred to above, the audit and risk committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Focus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021.
Audit and Risk Committee of the Board of Directors
Joseph Feliciani, Jr. (Chair)
Kristine M. Mashinsky
Greg S. Morganroth, MD

1
The information contained in this Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

22   Focus Financial Partners 2021 Proxy Statement

PROPOSAL THREE—NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14(a) of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding advisory vote on the compensation of our named executive officers for the year ended December 31, 2020. This non-binding advisory vote is commonly referred to as a “say on pay” vote.
In considering their vote, we encourage stockholders to review the “Executive Compensation” section of this proxy statement. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. We discuss how our executive compensation policies and procedures implement our compensation philosophy and provide tabular information and narrative discussion about the compensation of our named executive officers. The Board and compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
As an advisory vote, this proposal is not binding. However, our Board and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions of our stockholders and will consider the outcome of the vote. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate any actions necessary to address those concerns.
REQUIRED VOTE

The non-binding advisory vote to approve executive compensation of our named executive officers requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting.
RECOMMENDATION

Our Board of Directors recommends that you vote “FOR” the approval of, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

Focus Financial Partners 2021 Proxy Statement   23

DIRECTORS AND EXECUTIVE OFFICERS
The current directors and executive officers of Focus are as follows:
Name	Position	Age	Class
Ruediger Adolf	Chief Executive Officer and Chairman of the Board of Directors	58	Class I(a)
Rajini Sundar Kodialam	Chief Operating Officer and Director	53	Class II(b)
Leonard Chang	Senior Managing Director and Head of M&A	46	—
James Shanahan	Chief Financial Officer	50	—
J. Russell McGranahan	General Counsel and Corporate Secretary	50	—
James D. Carey	Independent Director	54	Class I(a)
Joseph Feliciani, Jr.	Independent Director	64	Class II(b)
Christopher J. Harrington	Independent Director	40	Class I(a)
Kristine M. Mashinsky	Independent Director	50	Class II(b)
Greg S. Morganroth, MD*	Independent Director	56	Class III
Fayez S. Muhtadie*	Independent Director	43	Class III
* = Nominated for election to the Board as a Class III director at the Annual Meeting.
(a) = Slated to serve until the 2022 Annual Meeting of Stockholders.
(b) = Slated to serve until the 2023 Annual Meeting of Stockholders.
Set forth below are the backgrounds of our executive officers and our directors who are not nominated for election to the Board at the Annual Meeting because they are assigned to Class I or Class II and, therefore, their terms continue until our Annual Meetings of Stockholders in 2022 and 2023, respectively.
CLASS I DIRECTORS

Ruediger Adolf

Mr. Adolf has served as our Chief Executive Officer and Chairman and as a member of our Board of Directors since our formation in 2015. Mr. Adolf founded Focus LLC, our subsidiary, and has served as Chief Executive Officer of Focus LLC since 2004. He also served as a member of the board of managers of Focus LLC from 2004 to 2018. From 1998 to 2003, Mr. Adolf served as Senior Vice President and General Manager of American Express’ (“AMEX”) Global Brokerage and Banking division. Prior to this role, Mr. Adolf was Senior Vice President of Strategy and Business Development. Before joining AMEX, Mr. Adolf was a partner at McKinsey & Company. Other than the Company, Mr. Adolf does not currently serve on any public or private company boards of directors. Mr. Adolf holds a Mag. iur. and a Dr. iur. from the University of Innsbruck, Austria.

Mr. Adolf is qualified to serve as a director because of his operational and historical experience as our Founder and Chief Executive Officer, and as a member of our Board of Directors. Mr. Adolf is also qualified because of his extensive experience in the financial services industry, particularly in the wealth management industry.

James D. Carey

Mr. Carey has served on our Board of Directors since July 2018. Mr. Carey is a Senior Principal of Stone Point. He has been with Stone Point or its predecessor entities since 1997. Mr. Carey currently serves on the board of directors of Enstar Group Limited, which is also a public company. In addition, Mr. Carey currently serves as a director on the following private company boards of directors: Alliant Insurance Services, Inc., Amherst Pierpont Securities LLC, Citco III Limited (Observer), Delta Parent Holdings, Inc. (Duff  & Phelps Corp.), Eagle Point Credit Management LLC, HireRight GIS Group Holdings LLC, New Point Limited VII, North Bay Holdings Limited, Sedgwick Claims Management Services, Inc. and StarStone Specialty Holdings Ltd. All of Mr. Carey’s board positions are in connection with Mr. Carey’s full time responsibilities as a Senior Principal with Stone Point. Mr. Carey holds a Bachelor of Science from Boston College, a Juris Doctor from Boston College Law School and a Master of Business Administration from Duke University Fuqua School of Business.

Mr. Carey is qualified to serve as a director because of his extensive financial services industry and board experience, and because of his affiliation with Stone Point. Mr. Carey was nominated by the Board of Directors in accordance with our nomination agreement with Stone Point.

24   Focus Financial Partners 2021 Proxy Statement

Christopher J. Harrington

Mr. Harrington has served on our Board of Directors since July 2018. Mr. Harrington served on the board of managers of Focus LLC from July 2017 to July 2018. Mr. Harrington is a Partner of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR” and, together with Stone Point, our  “private equity investors”). He joined KKR in 2008 and leads the firm’s financial services industry team within the Americas Private Equity platform. Prior to joining KKR, Mr. Harrington was with Merrill Lynch & Co., where he was involved in a variety of acquisitions, divestitures, and other corporate advisory transactions. Mr. Harrington currently serves on the board of directors of Mr. Cooper Group, which is also a public company. In addition, Mr. Harrington currently serves on the board of directors of USI Insurance Services, which is a private company. All of Mr. Harrington’s board positions are in connection with Mr. Harrington’s full time responsibilities as a Member of KKR. Mr. Harrington holds a Bachelor of Arts from Harvard College and a Juris Doctor from Harvard Law School.

Mr. Harrington is qualified to serve as a director because of his extensive financial services industry and board experience, and because of his affiliation with KKR. Mr. Harrington was nominated by the Board of Directors in accordance with our nomination agreement with KKR.

CLASS II DIRECTORS

Joseph Feliciani, Jr.

Mr. Feliciani has served on our Board of Directors since April 2019. Mr. Feliciani served as the Chief Operating Officer of Finance of BlackRock, Inc. (“BlackRock”) from 2016 through his retirement in 2018 and as the Chief Accounting Officer of BlackRock from 1997 through 2016. During his tenure at BlackRock, he served as Chair of that firm’s retirement committee and as a member of the Finance Executive Committee, Global Operating Committee and Enterprise Risk Management Committee. Prior to joining BlackRock, Mr. Feliciani was the Controller of the asset management business of PNC Financial Services Group, Inc. Other than the Company, Mr. Feliciani does not currently serve on any public or private company boards of directors. Mr. Feliciani holds a Bachelor of Business Administration with a concentration in Accounting from Temple University.

Mr. Feliciani is qualified to serve as a director because of his accounting, audit, financial services industry, risk management and public company corporate governance experience.
Rajini Sundar Kodialam

Ms. Kodialam has served as our Chief Operating Officer since our formation in 2015 and has served on our Board of Directors since July 2018. Ms. Kodialam co-founded Focus LLC and has served as Managing Director of Focus LLC since 2005, and served as a member of the board of managers from July 2017 to July 2018. Prior to co-founding Focus LLC, Ms. Kodialam worked at AMEX from 1998 to 2005 where she served as a Vice President from 1999 to 2005. Prior to joining AMEX, Ms. Kodialam was with McKinsey & Company. Other than the Company, Ms. Kodialam does not currently serve on any public company boards of directors. Ms. Kodialam currently serves on the board of directors of SmartAsset, which is a private company. Ms. Kodialam holds a Bachelor of Arts from Delhi University, India, a Post Graduate Diploma in Management from the Indian Institute of Management, Ahmedabad and a Master of Business Administration in Finance and Marketing from the Columbia University Graduate School of Business.

Ms. Kodialam is qualified to serve as a director because of her operational and historical experience as a co-founder and Managing Director of Focus LLC and as a member of our Board of Directors, as well as her extensive experience in the financial services industry.

Focus Financial Partners 2021 Proxy Statement   25

Kristine M. Mashinsky

Ms. Mashinsky has served on our Board of Directors since January 2021. Ms. Mashinsky founded usastrong.IO in April 2020 and serves as its Chief Executive Officer. Prior to founding usastrong.IO, from 2018 to 2020, Ms. Mashinsky was the President of URBN Wholesale, part of the publicly traded portfolio of global consumer brands including Urban Outfitters. Prior to joining URBN Wholesale, Ms. Mashinsky was a founding member and the Global President of Free People from 2004 to 2018. Other than the Company, Ms. Mashinsky does not currently serve on any public or private company boards of directors. Ms. Mashinsky attended Vassar College and the Fashion Institute of Technology.

Ms. Mashinsky is qualified to serve as a director because of her entrepreneurial and operational experience as founder and Chief Executive Officer of usastrong.IO and President of URBN Wholesale.
EXECUTIVE OFFICERS2

Leonard Chang

Mr. Chang has served as our Senior Managing Director and Head of M&A since 2019 and as Managing Director since our formation in 2015. Mr. Chang co-founded Focus LLC and has served as Managing Director of Focus LLC since 2004. Prior to co-founding Focus LLC, Mr. Chang worked at the Boston Consulting Group from 2001 to 2004 where he served as a Consultant. Prior to joining Boston Consulting Group, Mr. Chang was with AMEX where he last served as Manager. Mr. Chang holds a Bachelor of Science in Economics with dual concentration in Finance and Management from the Wharton School at the University of Pennsylvania and a Master of Business Administration from Harvard Business School.

James Shanahan

Mr. Shanahan has served as our Chief Financial Officer since our formation in 2015 and has served as Chief Financial Officer of Focus LLC since 2006. From 2001 to 2006, Mr. Shanahan served in the Chief Financial Officer/Vice President of Operations roles for Sybari Software, a software security company that became a subsidiary of Microsoft in 2005. Prior to Microsoft, Mr. Shanahan was with PricewaterhouseCoopers from 1992 to 2001 where he last served as a Senior Audit Manager. Mr. Shanahan is a Certified Public Accountant and holds a Master of Business Administration and a Bachelor of Business Administration from Hofstra University. Additionally, Mr. Shanahan is a Chartered Financial Consultant and Personal Financial Specialist.

J. Russell McGranahan

Mr. McGranahan has served as our General Counsel and Corporate Secretary since our formation in 2015 and has served as General Counsel of Focus LLC since 2015. From 2006 to 2015, Mr. McGranahan served as a Managing Director, M&A Counsel and Corporate Secretary at BlackRock. Prior to BlackRock, Mr. McGranahan was counsel in the mergers and acquisitions and corporate departments of Skadden, Arps, Slate, Meagher & Flom LLP from 2000 to 2006. Prior to Skadden, Mr. McGranahan was a corporate associate at White & Case LLP.  Mr. McGranahan holds a Bachelor of Arts in Economics and World Politics from the Catholic University of America and a Juris Doctorate from Yale Law School. Additionally, Mr. McGranahan has also earned the Chartered Financial Analyst® designation.

2
Biographies of Ruediger Adolf and Rajini Sundar Kodialam provided on pages 24 and 25, respectively.

26   Focus Financial Partners 2021 Proxy Statement

CORPORATE GOVERNANCE
COMPOSITION OF OUR BOARD OF DIRECTORS

Our Board of Directors consists of eight members, including our Chief Executive Officer and Chief Operating Officer. Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our Annual Meetings of Stockholders in 2022, 2023 and 2021, respectively. Messrs. Adolf, Carey and Harrington are assigned to Class I, Mses. Kodialam and Mashinsky and Mr. Feliciani are assigned to Class II, and Dr. Morganroth and Mr. Muhtadie are assigned to Class III. At each Annual Meeting of Stockholders, directors will be elected to succeed the class of directors whose terms have expired. The Board continues to annually evaluate the use of a classified Board. The Board believes that such a structure provides stability and encourages directors to take a long-term perspective on Focus. The Board also feels that this is appropriate given the short period of time that Focus has been a public company and because of the share ownership and nomination rights of our private equity investors, as described below.
In connection with our initial public offering, we entered into nomination agreements with investment vehicles affiliated with Stone Point and KKR. Stone Point has the right to nominate two members of our Board of Directors for so long as it holds at least 50% of the interest it held, in the form of our Class A and Class B common stock on a combined basis, on the date of our initial public offering. Stone Point also has the right to nominate one member of our Board of Directors for so long as it holds 5% of our Class A and Class B common stock outstanding on a combined basis. Additionally, Stone Point has the right to nominate at least two directors, for so long as it has the right to nominate two directors, and then one director, for so long as it has the right to nominate one director, for service on our compensation committee. Stone Point also has the right to nominate one director, for so long as it has the right to nominate as least one director, for service on our nominating, governance and sustainability committee. Stone Point has nominated Messrs. Muhtadie and Carey to serve on our Board of Directors. KKR has the right to nominate one member of our Board of Directors for so long as it holds at least 5% of our Class A and Class B common stock outstanding on a combined basis. KKR has the right to nominate one director for service on our nominating, governance and sustainability committee and as an observer on our compensation committee, in each case, for so long as it has the right to nominate one director. KKR has nominated Mr. Harrington to serve on our Board of Directors.
Any replacement director nominated by Stone Point or KKR must be an employee or partner of Stone Point or KKR, respectively, of the same level of seniority within Stone Point or KKR as the initial directors designated by Stone Point or KKR, respectively, and must qualify as an independent director under the independence standards of NASDAQ and satisfy such other criteria set forth in the respective nomination agreement. In addition, the nomination agreements require Stone Point and KKR to vote their shares of Class A and Class B common stock in favor of our Chief Executive Officer and Rajini Sundar Kodialam (or such other officer of Focus designated by the Chief Executive Officer and approved by the Board of Directors if Ms. Kodialam is no longer a member of the Board of Directors) when nominated for election to our Board of Directors.
DIRECTOR INDEPENDENCE

The Board has reviewed the independence of our directors using the independence standards of NASDAQ, and, based on this review, it determined that Ms. Mashinsky and Messrs. Carey, Feliciani, Harrington, Morganroth, and Muhtadie are independent within the meaning of the NASDAQ listing standards currently in effect.

Focus Financial Partners 2021 Proxy Statement   27

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have the following standing committees: the audit and risk committee, the compensation committee, and the nominating, governance and sustainability committee.
The table below shows the current chair and membership of the Board and each standing Board committee, the independence status of each Board member and the number of Board and Board committee meetings held during fiscal year 2020.
Director	Board of Directors	Audit and Risk Committee	Compensation Committee	Nominating, Governance and Sustainability Committee
Ruediger Adolf*	C	—	—	—
James D. Carey	●	—	●	—
Joseph Feliciani, Jr.**	●	C	—	—
Christopher J. Harrington	●	—	—	●
Rajini Sundar Kodialam*	●	—	—	—
Kristine M. Mashinsky	●	●	●	C
Greg S. Morganroth, MD	●	●	—	—
Fayez S. Muhtadie	L	—	C	●
Number of 2020 Meetings	8	7	4	2
C = Chair
● = Member
* = Non-Independent Director
** = Financial Expert
L = Lead Independent Director
During the year ended December 31, 2020, the Board of Directors held 8 meetings, the audit and risk committee held 7 meetings, the compensation committee held 4 meetings, and the nominating, governance and sustainability committee held 2 meetings. Each director then serving attended or participated in at least 75% of the meetings of the Board of Directors and the respective committees of which he or she was a member. We encourage all of our directors to attend our Annual Meetings of Stockholders. All directors then serving were present at the 2020 Annual Meeting of Stockholders.
Audit and Risk Committee
We have an audit and risk committee composed of Ms. Mashinsky and Messrs. Feliciani and Morganroth, with Mr. Feliciani currently acting as chair of the committee. Our Board of Directors has determined that Ms. Mashinsky and Messrs. Feliciani and Morganroth qualify as independent within the meaning of Rule 10A-3 under the Exchange Act and under NASDAQ independence requirements. Our Board of Directors has determined that Mr. Feliciani qualifies as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K and has experience that results in his financial sophistication as defined under NASDAQ rules.
The audit and risk committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, the fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the audit and risk committee oversees our compliance with legal and regulatory requirements.
The audit and risk committee also oversees management of the Company’s cybersecurity and data security risk, information technology systems, business continuity and resiliency and similar matters, as well as the Company’s assessments and reviews of such matters. In addition, the audit and risk committee monitors the Company’s status on cybersecurity risk and risk management policies.
A copy of the audit and risk committee charter is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.

28   Focus Financial Partners 2021 Proxy Statement

Compensation Committee
We have a compensation committee composed of Ms. Mashinsky and Messrs. Carey and Muhtadie, with Mr. Muhtadie currently acting as chair of the committee. Ms. Mashinsky and Messrs. Carey and Muhtadie qualify as “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act.
The compensation committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our compensation committee also oversees our incentive compensation and benefit plans.
The compensation committee may delegate to its chair or other members such powers and authority as the committee deems to be appropriate, except such powers and authority required by law to be exercised by the whole committee. The compensation committee may also form and delegate authority and duties to subcommittees as it deems appropriate; provided that any subcommittee shall include those members of the committee serving pursuant to nomination agreements between the Company and any significant stockholders that may be in effect from time to time. Meetings may, at the discretion of the compensation committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the compensation committee believes to be necessary or appropriate. The Chief Executive Officer will not be present during any deliberations or voting with respect to his or her compensation.
The compensation committee regularly reviews the services provided by its outside independent compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”), and believes that Semler Brossy is independent under applicable SEC rules in providing compensation consulting services. In making this determination, the committee considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act (“Rule 10C-1”), including the NASDAQ listing rules implementing Rule 10C-1, certain representations of Semler Brossy with respect to these factors and Semler Brossy’s conflict of interest policies. The compensation committee determined that the engagement of Semler Brossy did not raise any conflict of interest or other issues that compromise the independence of its relationship with the committee.
A copy of the compensation committee charter is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
Nominating, Governance and Sustainability Committee
We have a nominating, governance and sustainability committee composed of Ms. Mashinsky and Messrs. Harrington and Muhtadie, with Ms. Mashinsky currently acting as chair of the committee.
The nominating, governance and sustainability committee identifies, evaluates and recommends qualified nominees to serve on our Board of Directors, with consideration of nomination agreements that may be in place from time to time with significant stockholders, reviews and approves corporate governance guidelines and generally oversees our ESG initiatives. The committee also leads the Board’s annual review of Board performance, a biennial evaluation of individual directors’ performance and a review of the Company’s Corporate Governance Guidelines.
A copy of the nominating, governance and sustainability committee charter is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
IDENTIFYING AND EVALUATING CANDIDATES FOR DIRECTOR

The nominating, governance and sustainability committee seeks advice on potential director candidates from current directors and executive officers when identifying and evaluating new candidates for director. The nominating, governance and sustainability committee may also direct management to engage third-party firms that specialize in identifying director candidates to assist with any search. The Board of Directors will consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next Annual Meeting of Stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

Focus Financial Partners 2021 Proxy Statement   29

As set forth in our Corporate Governance Guidelines, the minimum qualifications for serving as a member of our Board of Directors are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of Focus and that a person have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, nominees for director shall be selected on the basis of, among other things, experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of Focus’ business environment, willingness to devote adequate time and effort to Board responsibilities, and knowledge of the obligations of Focus set forth in any nomination agreements between Focus and any significant stockholders that may be in effect from time to time. The Board of Directors does not have a formal diversity policy but seeks nominees with distinct professional experience, knowledge, skills and expertise so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This allows our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.
Currently, our Chief Executive Officer is also our Chairman. The Board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board considered, among other matters, Mr. Adolf’s experience as founder and the leader of Focus LLC, and believes that his experience and knowledge allow him to serve as both Chairman and Chief Executive Officer.  In addition, the Board believes that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.
Pursuant to our Corporate Governance Guidelines and charter of Lead Independent Director, as long as the offices of Chairman and Chief Executive Officer are held by the same person, a majority of the directors will appoint an independent director to act as the Board’s lead independent director (the “Lead Independent Director”). The specific duties and responsibilities of the Lead Independent Director, as well as the required qualifications and other details, are set forth in Focus’ charter of Lead Independent Director, a copy of which is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com. Responsibilities of the Lead Independent Director include the following:

✓
Preside over all meetings or executive sessions of independent directors and report to the Board, as appropriate, concerning such sessions;

✓
Review Board meeting agendas and schedules in collaboration with the Chairman of the Board to ensure there is sufficient time for discussion, recommend matters for the Board to consider and advise on the information submitted to the Board by management;

✓
Serve as a liaison and supplemental channel of communication between other directors and the Chairman of the Board, without inhibiting direct communications between the Chairman of the Board and other directors;

✓
Serve as the principal liaison for consultation and communication between the independent directors and stockholders;

✓
Consult with inside and outside counsel and other advisors as he or she deems appropriate in fulfilling the Lead Independent Director role;

✓
Collaborate with the compensation committee of the Board on the annual performance evaluation of the Chief Executive Officer;

✓
Collaborate with the nominating, governance and sustainability committee of the Board on matters related to Board effectiveness and independence, including the performance and structure of the Board and its committees, and the performance of individual directors; and

✓
Perform such other duties as the Board may from time to time delegate.

30   Focus Financial Partners 2021 Proxy Statement

Because Mr. Adolf serves as both Chairman and Chief Executive Officer, our Board has appointed Mr. Muhtadie as Lead Independent Director. Our Board believes that its independence and oversight of management is maintained effectively through this structure, the composition of our Board, and sound corporate governance policies and practices.
In addition, our non-management directors meet in executive session at least quarterly. If the group of non-management directors includes any directors who are not independent, at least once per year an executive session comprising only of independent directors will be scheduled. Our Lead Independent Director is the presiding director at these meetings.
The Board, directed by the audit and risk committee, is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation procedures are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve on the board of directors or compensation committee of any company that has an executive officer who serves on our Board or compensation committee. No member of our Board is an executive officer of any company for which one of our executive officers serves as a member of the board of directors or compensation committee of that company.
COMMUNICATION WITH DIRECTORS

The Board of Directors recommends that stockholders initiate communications with the Board, the Chairman, the Lead Independent Director or any Board committee by writing to Focus’ General Counsel at 875 Third Avenue, 28th Floor, New York, NY 10022. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed the General Counsel to review correspondence directed to the Board and, at the General Counsel’s discretion, to forward items that he deems to be appropriate for the Board’s consideration.
CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our stockholders. A copy of the Corporate Governance Guidelines is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
The nominating, governance and sustainability committee is responsible for periodically reviewing the Corporate Governance Guidelines and recommending changes as appropriate to ensure the effective functioning of our Board in relation to its corporate governance practices.
CODE OF ETHICS

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer and controller or persons performing similar functions, as well as to directors, principals, officers and employees of our subsidiaries. Our Board has also adopted a Financial Code of Ethics, applicable to our Chief Executive Officer and our Chief Financial Officer, in accordance with applicable U.S. federal securities laws and the corporate governance rules of NASDAQ. Our Code of Business Conduct and Ethics and the Financial Code of Ethics are available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
We will provide copies of these documents to any person, without charge, upon request in writing to us at Focus Financial Partners Inc., Attn: Investor Relations, 875 Third Avenue, 28th Floor, New York, NY 10022. We intend to satisfy the disclosure requirement under Item 406(b) of Regulation S-K regarding amendments to, or waivers

Focus Financial Partners 2021 Proxy Statement   31

from, provisions of our Code of Business Conduct and Ethics and our Financial Code of Ethics by posting such information on our website at the address specified above.
ELECTION OF DIRECTORS; RESIGNATION POLICY

Focus has adopted a resignation policy in connection with its plurality voting standard in the election of directors. Pursuant to Focus’  Corporate Governance Guidelines, a director who fails to receive a majority of votes for re-election in an uncontested election must offer his or her resignation to the Board for its consideration. In addition, a director whose resignation is under consideration must abstain from participating in any recommendation or decision regarding that resignation. The nominating, governance and sustainability committee will make a recommendation to the Board as to whether to accept or reject the proposed resignation, or whether other action should be taken. The Board will act on the proposed resignation, taking into account the nominating, governance and sustainability committee’s recommendation, and will promptly and publicly disclose its decision regarding the resignation. If the proposed resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders at which the director is up for re-election, and until the director’s successor is elected and qualified, or until the earlier of the director’s death, resignation or removal. A copy of the Corporate Governance Guidelines is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
STOCK OWNERSHIP GUIDELINES

The Board believes that directors and named executive officers more effectively represent Focus’ stockholders, whose interests they are charged with protecting, if they are stockholders themselves. The Board has therefore established stock ownership guidelines for directors and named executive officers, which are set forth in Focus’ Corporate Governance Guidelines. Within five years of joining the Board or Focus, as the case may be, each director and named executive officer is required to obtain, and must continue to hold during his or her tenure on the Board or with Focus, as the case may be, Focus equity with a value (which may be inclusive of the intrinsic value of incentive units, restricted common units or other equity awards (vested or unvested) granted as part of each such director’s or named executive officer’s regular compensation) equal to:
•
in the case of each non-employee director, at least five times such director’s annual cash retainer fees (based on the most recently completed year); however, this requirement will not apply for directors who are representatives of stockholders who have nominated such directors pursuant to a nomination agreement with Focus;

•
in the case of the Chief Executive Officer, at least six times his annual cash salary (based on the most recently completed year); and

•
in the case of each other named executive officer, at least four times his or her annual cash salary (based on the most recently completed year).

Any director or named executive officer not meeting his or her required ownership level at any time shall retain 50% of the Focus equity granted as part of such director’s or named executive officer’s compensation for service (determined on a net, after-tax basis) until such required ownership level is met and maintained. In addition, if any director or named executive officer falls below the required ownership level due solely to a decline in the value of Focus equity, then he or she will not be required to acquire additional Focus equity to reach the minimum ownership level, and will not be in violation of the minimum ownership requirements so long as he or she complies with the immediately preceding sentence until such time as he or she again reaches the required minimum ownership level. Furthermore, any Focus equity owned by a trust established by the relevant director or named executive officer for the benefit of his or her family members will be included for purposes of determining his or her compliance with the minimum ownership requirements. A copy of the Corporate Governance Guidelines is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
EVALUATION OF BOARD AND INDIVIDUAL DIRECTOR PERFORMANCE

Pursuant to Focus’ Corporate Governance Guidelines, the Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively, and on a biennial basis, the performance of each individual director will also be evaluated. With respect to the Board’s annual self-evaluation, the

32   Focus Financial Partners 2021 Proxy Statement

nominating, governance and sustainability committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s and each committee’s performance. The assessment will review the Board’s and each committee’s contribution to Focus and make note of areas in which the assessments indicate the Board or committee could improve.  With respect to the individual director evaluations, every two years, the Chairman of the Board, the chair of the nominating, governance and sustainability committee, and the Lead Independent Director will lead an evaluation process that may include a number of methods, including interviews, surveys or the use of outside consultants to solicit input. Each director will be evaluated and will receive feedback based on a variety of factors, including his or her participation in the Board’s work and overall contribution to the Board.  The outcomes of the evaluations will be shared with the nominating, governance and sustainability committee, which will then report to the Board with its findings. A copy of the Corporate Governance Guidelines is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.
CYBERSECURITY, DATA AND OTHER RISK MANAGEMENT; PRIVACY

The Board provides oversight of our cybersecurity and data security risk management processes and procedures. The audit and risk committee remains responsible for assisting the Board with oversight of enterprise risk generally, including cybersecurity, information technology and business continuity and resiliency specifically. Pursuant to the audit and risk committee charter, the audit and risk committee provides oversight of the management of the Company’s cybersecurity risk, information technology systems, business continuity and resiliency and similar matters, as well as the Company’s assessments and reviews of such matters. Senior management of the Company reports quarterly to the Board at its regular meetings on the status of the Company’s cybersecurity risk, risk management policies and risk assessment initiatives.
Additionally, cybersecurity assessments are conducted of Focus and of each of our partner firms by an independent third-party. The recommendations contained in those assessments are then reviewed and thereafter expected to be implemented as appropriate. An annual cybersecurity monitoring program has also been implemented for our partner firms by an independent third-party. This program is based on the NIST standards and includes, among others, penetration and vulnerability testing, access controls and employee education. We also retain external vendors to perform penetration testing and vulnerability scanning with respect to Focus itself.
Focus also mandates cybersecurity and data security education and training for all of its employees. For example, all Focus and partner firm employees are required to take quarterly cybersecurity training modules. As part of our ongoing employee cybersecurity and data security training efforts, we also arrange for all employees to periodically receive simulated socially engineered  “phishing”  emails in order to test and improve their awareness. Employees who “click” or otherwise fail these tests receive immediate notifications and are required to undergo additional training.
Focus’ cybersecurity and data security risk program also provides for evolving targets and objectives and incorporates expertise and suggested best practices from external consultants and other outside experts. Focus and its partner firms also regularly monitor relevant guidance provided by applicable regulators, such as the SEC, which oversees our partner firms that are U.S. registered investment advisory firms. Focus remains committed to implementing leading data protection standards.
Our cybersecurity and data security risk program also delineates a structure with clear organizational roles and responsibilities. As described above, our audit and risk committee is responsible for governance by setting overall strategic direction with respect to cybersecurity and data security risk mitigation. A Focus IT steering committee is led by a senior member of management and is tasked with recommending policies, budgets and priorities relating to cybersecurity and data security risk mitigation for approval by senior management, and also for assessing the user experience and overseeing our cybersecurity and data security risk program generally. Focus has also engaged a virtual Chief Technology Officer, who is responsible for implementing and executing these policies, budgets and priorities, managing vendors, providing technical advice and managing our cybersecurity and data security risk program generally.
Focus also continues to enhance its vendor risk assessment, due diligence and engagement process (including its contracting process with vendors and the inclusion of updated contractual protections in vendor

Focus Financial Partners 2021 Proxy Statement   33

agreements) with the goal of better protecting confidential or sensitive information. Vendors that handle confidential or sensitive information for Focus are expected to go through an initial risk assessment, and thereafter, periodic assessments will generally be conducted depending on the risk profile for the relevant vendor (for example, based on the type of information being stored or processed by that vendor). In addition, we expect our vendors to implement adequate measures to ensure the security of confidential or sensitive information, which is articulated in our Vendor Code of Conduct. In accordance with our business principles and applicable laws, rules and regulations, including the laws, rules and regulations that apply to our partner firms, we have also implemented a number of physical and technical standards, procedures, tools and other safeguards for protecting the personal information of our employees, clients and other business partners, including data security and privacy policies and controls for handling personal data. For example, Focus has posted a formal privacy policy on its website that describes the types of personal information we may collect about users when they use the Focus website, the purposes for which we may use that information, and the circumstances in which we may share or disclose that information. In addition, the majority of Focus’ partner firms are regulated entities with their own mandated privacy policies.
We also have an information security incident response team tasked with handling cybersecurity and data security incidents. That team works with our internal and external resources as necessary with the goal of containing, mitigating and remediating cybersecurity or data security risks. In addition, we are implementing a new emergency notification system in an effort to provide prompt notification to potentially affected users of potential cybersecurity or data security incidents using appropriate means of transmission (for example, using text messages for potential issues impacting e-mail systems). Procedures are also in place for our partner firms to escalate issues to the IT steering committee or other appropriate Focus team members when any of our partner firms are potentially impacted by a cybersecurity or data security incident.
In addition, because the health of our employees, partner firms and other business partners is of paramount importance to us, in 2020 we adopted, and we continue to administer, updated policies and procedures in light of the coronavirus (Covid-19) pandemic. These include, among others, travel policies, rescheduled events and contingency plans while many of our employees continue to work remotely.
OTHER GOVERNANCE MATTERS

The Board also continues to annually evaluate the need for a supermajority (two-thirds) vote of stockholders to amend Focus’ charter and bylaws, as well as the Board’s ability to amend Focus’ bylaws without the approval of stockholders. The Board believes that the requirement of a supermajority vote ensures that the vast majority of stockholders approve such changes and that the Board’s ability to amend Focus’ bylaws without stockholder approval provides the Board with flexibility to amend the bylaws when appropriate quickly, at low cost, and with certainty. The Board also believes such provisions are appropriate for the time being given the limited time the Company has been a public company and the large holdings by the private equity investors. The Board will continue to revisit these issues.

34   Focus Financial Partners 2021 Proxy Statement

ENVIRONMENTAL AND SOCIAL MATTERS
COMMITMENT TO ENVIRONMENTAL SUSTAINABILITY AND ADDRESSING CLIMATE CHANGE

Focus believes that a healthy environment is necessary for the well-being of Focus and its subsidiaries, including its partner firms, and their employees, their businesses and their partners, as well as our society. We continue to be committed to environmental responsibility in the conduct of our business and to utilizing resources responsibly to support the long-term sustainability of Focus and the environment in which we, our employees, our partners and our other stakeholders live and operate. Focus continues to be committed to providing a safe and healthful workplace, protecting the environment and conserving energy and natural resources. We are committed to seeking approaches that can reduce or offset the environmental impact of our corporate offices (including the reduction of greenhouse gas emissions) through advocating energy and waste management best practices and driving operating efficiencies. To achieve these goals, Focus has adopted a Policy on Environmental Sustainability and Climate Change. This Policy articulates our corporate objectives relating to environmental sustainability and climate change. As an example, our headquarters office in New York City features a number of design elements focused on sustainability.
In addition, as reflected in its charter, the nominating, governance and sustainability committee is responsible for assisting the Board in overseeing the Company’s initiatives, strategies, policies, programs and associated risks relating to sustainability, including with respect to ESG matters (such as climate-related risks and other sustainability-related risks), and making such recommendations to the Board and management with respect to those matters as the committee deems advisable. A copy of the nominating, governance and sustainability committee charter is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com, and additional information regarding our commitment to environmental sustainability and climate change is available free of charge under Sustainability in the investor relations section of our website at www.focusfinancialpartners.com. The nominating, governance and sustainability committee formally met two times during the year ended December 31, 2020, and each director then serving on the committee attended or participated in each of such meetings, and additionally members had several other discussions throughout the year relating to new board members.
COMMITMENT TO HUMAN RIGHTS, HUMAN CAPITAL DEVELOPMENT AND INFORMATION PROTECTION

Respect for human rights, the development of human capital and corporate social responsibility are fundamental values of Focus and its subsidiaries, including its partner firms, and Focus is committed to maintaining a preeminent work environment for its employees.
Focus continues to be committed to the development of its human capital and to social responsibility, including with respect to the following, each of which is further described in our Policy on Human Rights, Human Capital Development and Information Protection:

✓
Workplace Diversity and Inclusiveness; Policy Against Discrimination, Abuse and Harassment;

✓
Our Culture;

✓
Health, Safety and Wellness;

✓
Mental Health Management and Work-Life Balance;

✓
Maternity, Parental and Other Leaves;

✓
Employment Security and Responsible Workforce Restructuring;

✓
Types of Employment and Non-Regular Employment;

✓
Compensation Practices, Training, Performance Management and Recognition and Tuition Assistance Program;

✓
Tax Base Erosion and Profit Shifting; Political Participation; Government Payments; and

✓
Data Security/Cyber Security and Privacy.

Additional information regarding our commitment to human rights, human capital development and information protection is available free of charge under Sustainability in the investor relations section of our website at www.focusfinancialpartners.com.

Focus Financial Partners 2021 Proxy Statement   35

POLICY REGARDING ETHICAL AND SUSTAINABLE INVESTING

Focus also encourages and facilitates the consideration of ESG factors by its partner firms in their investment decision processes. Focus’ partner firms are comprised of fiduciary wealth management firms that retain their entrepreneurial culture and independence as part of the Focus partnership. Accordingly, Focus partner firms each establish their own investment decision-making processes. Focus, however, encourages its partner firms to consider ESG factors, such as the environment and climate change, human rights, human capital development, health and safety, social opportunity, corporate governance and ethics, along with other appropriate factors, to assess the expected performance and risk over time of the investments they manage for clients. Accordingly, Focus has adopted a Policy Regarding Ethical and Sustainable Investing to reflect its commitment. Focus also assists its partner firms in these efforts through periodic presentations at its conferences and other educational opportunities and guidance, including virtual presentations and roundtable discussions that were held during 2020, in addition to providing access to other resources and best practices regarding sustainable investing. A copy of our Policy Regarding Ethical and Sustainable Investing is available free of charge under Sustainability in the investor relations section of our website at www.focusfinancialpartners.com.
EXPECTATIONS OF VENDORS

Focus has adopted a Vendor Code of Conduct that sets forth Focus’ minimum expectations for any vendor providing goods or services to Focus. The requirements of the Vendor Code of Conduct are consistent with Focus’  values and are applicable to all vendors. All vendors are expected to act with integrity and demonstrate a commitment to legal, ethical, safe, fair, environmentally responsible and inclusive business practices. Vendors are also expected to understand and operate in accordance with the requirements set forth in our Vendor Code of Conduct. A copy of our Vendor Code of Conduct is available free of charge under Sustainability in the investor relations section of our website at www.focusfinancialpartners.com.
POLITICAL PARTICIPATION; GOVERNMENT PAYMENTS

In accordance with U.S. federal law, Focus may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. Focus also does not contribute corporate funds to candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. In addition, Focus has elected not to spend corporate funds directly on independent expenditures, including electioneering communications, and does not currently engage in “grassroots lobbying” or support or oppose ballot initiatives. Focus does currently pay an annual membership fee to the Investment Adviser Association which, among other things, serves its members in part by representing the interests of SEC-registered investment advisory firms before Congress, the SEC, CFTC, and other regulators.
Focus does not make payments to the governments of any jurisdictions, other than payments of taxes, licensing and similar fees in the ordinary course of business. Focus has not to date received payments from the governments of any jurisdictions that represent grants, special tax relief or other financial benefits, or implicit or explicit government guarantees, deposit insurance or public bailouts.
ESG SUSTAINABILITY HIGHLIGHTS REPORT

As noted above, Focus and its subsidiaries, including its partner firms, remain committed to integrating ESG considerations into our business. This commitment is reflected in the policies, codes and procedures that govern how we operate, including as described above. We believe that managing ESG matters is fundamental to the business of Focus and its subsidiaries, including its partner firms, and we are committed to continuing to improve in these areas because they are critical to our long-term success and our ability to continue to create long-term value for all of our stakeholders. We recently issued our second ESG Sustainability Highlights Report that we will continue to update from time to time, which is available free of charge under Sustainability in the investor relations section of our website at www.focusfinancialpartners.com. We are committed to regularly communicating with our stakeholders in a transparent way about how we are addressing ESG matters, and publishing the ESG Sustainability Highlights Report is one way for us to do so. ESG information is also available on Focus’ website and in our various other reports and presentations, regulatory filings, press releases and other publications from time to time. The ESG Sustainability Highlights Report is intended to provide highlights and summaries of our work in managing ESG issues.

36   Focus Financial Partners 2021 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis reviews the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers during 2020 as determined under the rules of the SEC. These individuals are collectively referred to as our “named executive officers” or  “NEOs.”  The narrative discussion set forth in this Compensation Discussion and Analysis is intended to provide additional information related to the data presented in the compensation-related tables included throughout the “Executive Compensation” section of this proxy statement.
Executive Summary
Named Executive Officers
During 2020, our named executive officers were:
Named Executive Officer	Position
Ruediger Adolf	Chief Executive Officer and Chairman of the Board of Directors
Rajini Sundar Kodialam	Chief Operating Officer and Director
Leonard Chang	Senior Managing Director and Head of M&A
James Shanahan	Chief Financial Officer
J. Russell McGranahan	General Counsel and Corporate Secretary
2020 Performance Highlights
Despite the challenges, uncertainties and market volatility that resulted from the coronavirus (Covid-19) pandemic and other events, in 2020 Focus delivered robust financial results across a range of performance metrics, including:
•
A total of 25 acquisitions, which was one of the higher annual acquisition totals in Focus’ history;

•
Total revenues of  $1.36 billion, 11.7% growth year-over-year;

•
GAAP net income of  $49.0 million; Adjusted Net Income Excluding Tax Adjustments1 of  $195.6 million, 33.3% growth year-over-year; Tax Adjustments of  $37.3 million, 16.9% growth year-over-year; and

•
GAAP basic and diluted net income per share attributable to common stockholders of   $0.58 and $0.57, respectively; Adjusted Net Income Excluding Tax Adjustments Per Share1 of  $2.46, 25.5% growth year-over-year; Tax Adjustments Per Share1 of  $0.47, 11.9% growth year-over-year.

Focus’ 25 acquisitions included the acquisitions of seven new partner firms with $22.1 million in Acquired Base Earnings2, and 18 mergers on behalf of our partner firms, including three mergers for partner firms completing their first transaction.
Among other accomplishments, during 2020 Focus also:
•
Initiated of a number of environmental, social and governance updates, improvements and programs;

•
Effectively guided its firms through issues related to the pandemic, including working remotely and preparing for re-entry;

1
Non-GAAP financial measures. Please see the section entitled “Reconciliation of Non-GAAP Financial Measures—Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share” for a reconciliation and more information on these measures.

2
The terms of our management agreements entitle the management companies to management fees typically consisting of all future earnings before partner compensation (“EBPC”) of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

Focus Financial Partners 2021 Proxy Statement   37

•
Expanded Connectus Wealth Advisors to provide an additional acquisition model; and

•
Further enhanced and developed a number of value-add initiatives, including expansion of its Focus Client Solutions offering.

Compensation Objectives
The objectives of the compensation program for our executives, including our named executive officers, are to attract, motivate and retain talented individuals who are committed to achieving our long-term strategic objectives. Our compensation program is not only designed to align the incentives of our executives with our stockholders’ interests, but also to promote the achievement of key corporate performance measures as determined by the compensation committee each year.
Summary of Executive Compensation Practices
We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices. As in prior years, we incorporated many best practices into our 2020 executive compensation program, including the following:
What We Do
✓
Align our executive pay with long-term performance

✓
Align executives’ interests with those of stockholders

✓
Engage an independent compensation consultant, Semler Brossy, to assess our practices

✓
Structure compensation so that 79.6%−84% is performance based and at risk

✓
Grant 50% of annual awards of incentive compensation in the form of long-term equity-based awards with vesting schedules

✓
Require that all annual equity awards granted have a minimum of one year before any initial vesting, and four years for full vesting, subject to limited exceptions

✓
Maintain trading policies that:

•
Prohibit all employees from short selling Focus securities, entering into any derivative transactions with respect to Focus securities, or otherwise hedging the risk and rewards of Focus securities

•
Prohibit Section 16 officers and directors from pledging Focus securities

✓
Assess and mitigate risk in compensation plans, as described in our “Risk Assessment of Compensation Plans”

✓
Recommend an annual advisory vote on executive compensation in order to provide stockholders with a frequent opportunity to give feedback on compensation programs

✓
Review the independence of the compensation committee’s independent compensation consultant annually

✓
Enforce minimum equity ownership guidelines for all named executive officers

✓
Provide for limited perquisites for executives

What We Don’t Do
✗
Reprice incentive units or stock options without stockholder approval

✗
Offer cash buyouts of underwater incentive units or stock options

✗
Have supplemental retirement benefit arrangements with our NEOs

✗
Automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics

✗
Pay guaranteed or multi-year cash bonuses

38   Focus Financial Partners 2021 Proxy Statement

Pay-for-Performance Compensation Structure
The components of our 2020 executive compensation program consisted primarily of the following:
Component	Performance Period	Objective	Performance Measurement Methodology for 2020
Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on competitive and internal equity considerations
Annual Cash Incentive Awards	Annual	Rewards achievement of annual financial and other objectives, subject to meeting individual performance expectations	Based on a review of overall Company performance, including comparisons with objectives adopted with respect to prior years
Equity Awards	Long-Term	Designed to align performance with long-term strategic goals and share price appreciation
Annual grant based on a review of overall Company performance, including comparisons with objectives adopted with respect to prior years
Each grant vests 25% on first anniversary of grant date, and 25% annually thereafter
Two types of awards granted. One with value based on current stock price and another based solely on share price appreciation (no increase, no value)

To help retain and motivate our named executive officers, our compensation committee aims to offer competitive compensation packages through a mix of cash (including variable, performance-based cash awards) and long-term, equity-based incentives. The compensation committee does not have any formal policies for allocating total compensation among the various components, other than that annual equity awards are set to be equal to the annual cash incentive award granted to each named executive officer pursuant to the terms of his or her respective Employment Agreement (defined below). The compensation committee uses its judgment, in consultation with Semler Brossy, to establish an appropriate balance of base salary and annual cash incentive awards and equity awards with delayed vesting. The balance may change from year to year based on corporate strategy, financial performance and non-financial objectives, among other considerations. For 2020, our named executive officers had a compensation mix with more than 79.6%−84% of annual executive compensation being performance based and “at risk.”

Focus Financial Partners 2021 Proxy Statement   39

Pay-for-Performance Compensation Structure for NEOs
Process for Determining Executive Compensation
Role of the Compensation Committee
The compensation committee oversees our executive compensation and employee benefit programs, and reviews and approves all compensation decisions relating to our NEOs. The compensation committee also approves its report for inclusion in this proxy statement and has reviewed and discussed this Compensation Discussion and Analysis with management.
The compensation committee reviews NEO base salaries annually.  The compensation committee has discretion to increase, but not decrease, each named executive officer’s base salary under the terms of his or her respective Employment Agreement. Such annual adjustments are based on factors that may include general competitiveness with peer and industry base salaries, any material increases in responsibilities and adjustments consistent with those made for all employees.
The compensation committee approves the amount of our annual incentive cash pool, and any and all awards to our NEOs from this pool. At the beginning of a typical year, the compensation committee determines the quantitative and qualitative criteria that it will use to determine the amount of the aggregate pool and individual NEO awards. The compensation committee makes final decisions regarding the incentive cash pool size and the individual participant amounts at the end of each year, with input from the Chief Executive Officer. The compensation committee sets target ranges in some cases above Employment Agreement provisions in the interests of providing proper incentives and considering the growth and competitive environment of the Company.
All equity awards are granted pursuant to the terms of the Focus Financial Partners 2018 Omnibus Incentive Plan (the “Omnibus Plan”), which has been in place since our initial public offering in July 2018 (see further description under the section below entitled “—2018 Omnibus Incentive Plan”). Other than a limited number of equity awards that can be made at the discretion of the Chief Executive Officer to non-named executive officers, the compensation committee approves all equity awards. The value of annual equity incentive grants made to our NEOs has in recent years equaled the value of the annual cash incentive compensation awarded to each NEO, with the number of equity units granted determined by a methodology established by the compensation committee.
Role of Independent Compensation Consultant
During the year ended December 31, 2020, the compensation committee engaged Semler Brossy as its independent compensation consultant to assist the committee with its responsibilities related to our executive

40   Focus Financial Partners 2021 Proxy Statement

officer and director compensation programs. A representative of Semler Brossy attends compensation committee meetings as requested and communicates with the chair and other members of the compensation committee between meetings. Semler Brossy provides no services to management or the compensation committee that are unrelated to the duties and responsibilities of the compensation committee, and the compensation committee makes all decisions regarding the compensation of our named executive officers and directors. Semler Brossy reports directly to the compensation committee, and all work conducted by Semler Brossy for us is on behalf of the compensation committee.
Role of our Chief Executive Officer and Senior Management
Our Chief Executive Officer and Chief Operating Officer regularly interact with the compensation committee and its chair to suggest and discuss executive compensation structure and programs. Our Chief Executive Officer makes recommendations for the annual cash and equity incentive awards for NEOs and other personnel (other than himself).
Use of Market Data and Peer Group Analysis
From time to time, Semler Brossy provides the compensation committee with market and peer group data for comparison purposes, such as to compare equity and pay mix practices. Semler Brossy does not provide, and the board does not utilize, regular compensation benchmarks in its compensation determinations. The firms included in the peer group used for these limited purposes in 2020 included: FTI Consulting, Evercore ISI, SEI Investments, FactSet, Morningstar, Resources Connection, PJT Partners, CRA International, MSCI, Houlihan Lokey, Moelis & Company, and Envestnet.
Risk Assessment of Compensation Plans
We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our named executive officers and other employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentives, each representing 50% of total incentive compensation.
Short-term incentive compensation is paid annually in cash and in a typical year is dependent on satisfying quantitative and qualitative factors established by the compensation committee. Long-term incentive compensation awarded to our named executive officers each year has been granted as equity-based awards (in the form of incentive units or restricted common units) that vest ratably over a four-year period. The value of the incentive units is entirely dependent on an increase in the price of our common stock, while the value of the restricted common units rises and falls in line with the price of our common stock. Overall, the equity grants create strong alignment with stockholders. Further, incentive units and restricted common units are not freely exchangeable into common stock, but subject to quarterly exchanges (once vested) and other limitations.
Additionally, the Board of Directors has adopted equity holding guidelines requiring our Chief Executive Officer to hold six times his salary in equity, and all other named executive officers four times their salaries in equity. The combination of annual performance-based compensation and long-term equity awards (which amount to 79.6%−84% of total annual compensation), in addition to holding requirements extending after vesting, creates substantial disincentives for any short-term risk taking. Overall, we believe that the balance within our compensation program results in an appropriate compensation structure for the Company and that the program does not pose risks that could have a material adverse effect on our business or financial performance.
2020 Executive Compensation Determinations
Base Salaries
Base salaries serve to provide fixed cash compensation to our named executive officers for performing their ongoing responsibilities. Initial base salaries for each of our NEOs were as set forth in each of their Employment Agreements.

Focus Financial Partners 2021 Proxy Statement   41

The compensation committee reviewed our named executive officers’ base salaries based on the considerations outlined above and input from Semler Brossy. Based on this review, the compensation committee determined that it would increase our NEOs’ base salaries in 2020 by the 3% inflationary adjustment granted to Focus employees generally.
Named Executive Officer	2019	2020	% Change
Ruediger Adolf	$856,967	$882,675	+3%
Rajini Sundar Kodialam	$562,277	$579,145	+3%
Leonard Chang	$450,883	$464,410	+3%
James Shanahan	$503,928	$519,046	+3%
J. Russell McGranahan	$450,883	$464,410	+3%
Annual Cash Incentive Awards
During the first quarter of 2020, there was a high level of uncertainty about the impact that the coronavirus (Covid-19) pandemic, which was then in its initial stages, would have on the Company. Additionally, financial markets were highly volatile. Accordingly, the compensation committee did not adopt quantitative and qualitative performance measures at that time as it had in prior years. Instead, the compensation committee decided to continue to monitor the Company’s performance, including the Company’s management and resilience in the face of the pandemic, throughout the course of the year.
In the fourth quarter of 2020, the compensation committee reviewed the performance of each NEO and the Company’s results overall. While the committee had not formally adopted a framework at the beginning of the year, it did evaluate each NEO and the Company’s performance against four criteria, similar to what it had adopted in 2019. As shown in the table below, applying this framework would have resulted in values of 0%, 200% and 168.95% for the first three quantitative criteria, based on estimated preliminary results available at that time.
For the fourth criteria, the compensation committee considered the following elements with no specific weighting as part of a qualitative assessment:
•
Management and resiliency of the Company through the pandemic

•
Significant improvement in investor relationship management

•
Strong M&A activity despite the challenges of the pandemic, including remote work and limited travel

•
Team leadership in attracting, retaining and building strong talent at the holding company

•
Satisfactory audit, Sarbanes-Oxley and balance sheet management

•
Strong legal and regulatory support

•
Strong partner relationship management

•
Progress on environmental, governance and sustainability initiatives

•
Value-added programs supporting partners and other business initiatives

The compensation committee reviewed the NEOs’ self-assessments and made its own independent assessment of performance against each of these elements. Based on these reviews and assessments and several discussions among the compensation committee members and management, the compensation committee approved a value of 150% for the qualitative criteria. The compensation committee noted the overall strong performance across a majority of the qualitative elements, especially with respect to management of the business during the uncertainty of the pandemic. Given the small size and cohesiveness of the senior leadership team, the compensation committee elected to develop one value for the qualitative criteria for all of the NEOs and did not develop separate values for each NEO.

42   Focus Financial Partners 2021 Proxy Statement

The compensation committee considered that applying a four-criteria framework similar to prior years would have resulted in a total weighting factor of 129.74% as demonstrated in the table below (using preliminary results estimated at that time including share price). (For each metric below, if less than 75% of the target is achieved, no weighted value would result for that metric, and if more than 125% of the target is achieved, the maximum weighted value for that metric would result.)
Metric	Weighting	Level to Achieve Minimum Weighting (50% value); Represents 75% of Metric Target	Level to Achieve Target Weighting (100% value); Represents 100% of Metric Target	Level to Achieve Maximum Weighing (200% value); Represents 125% of Metric Target	Estimated 2020 Growth	Resulting Value
YoY Revenue Growth	25%	15% (+$182.8 million)	20% (+$243.7 million)	25% (+$304.6 million)	9.8% (+$119.4 million)	0.00%
YoY Adjusted Net Income Excluding Tax Adjustments Growth	25%	15% (+$22.0 million)	20% (+$29.3 million)	25% (+$36.7 million)	31.2% (+$45.8 million)	200.00%
YoY Adjusted Net Income Excluding Tax Adjustments Per Share Growth	25%	15% (+$0.29)	20% (+$0.39)	25% (+$0.49)	23.4% (+$0.46)	168.95%
Qualitative Assessment	25%		Qualitative assessment based on factors set forth above.		N/A	150%
Weighted Value						129.74%
This weighted value was then applied to the target bonus amount of each NEO, resulting in a cash incentive award equal to 129.74% of the target bonus. For Ms. Kodialam and Messrs. Adolf and Chang, the target bonus is 200% of base salary. For Messrs. Shanahan and McGranahan, the target bonus is 150% of base salary.
		Opportunity		Actual
Named Executive Officer	2020 Base Salary	Target Bonus Percentage (as % of base salary)	Target Cash Incentive Award	2020 Cash Incentive Award Earned	As a % of Target	% Change Compared to 2019
Ruediger Adolf	$891,341 (1)	200%	$1,782,682	$2,312,852	129.74%	-20.0%
Rajini Sundar Kodialam	$579,145	200%	$1,158,290	$1,502,767	129.74%	-20.8%
Leonard Chang	$464,410	200%	$928,820	$1,205,050	129.74%	-20.8%
James Shanahan	$519,046	150%	$778,569	$1,010,115	129.74%	-20.8%
J. Russell McGranahan	$464,410	150%	$696,615	$903,788	129.74%	-20.8%

(1)
Amount used for Mr. Adolf’s bonus calculation included a $8,666 gross-up for certain expenses that Mr. Adolf pays directly, which is reflected in “All Other Compensation” in the Summary Compensation Table.

The application of this framework resulted in each NEO receiving a cash incentive award amount in 2020 that was at least 20% lower than the amount such NEO received in 2019. The Company’s actual final results exceeded the preliminary estimates used for calculating 2020 incentive awards, but no adjustments were made.

Focus Financial Partners 2021 Proxy Statement   43

Annual Long-Term Incentive Awards
The value of equity grants made to our NEOs with respect to fiscal 2020 performance was equal to the value of the actual cash incentive compensation awarded. For 2020, 25% of the equity grants to NEOs were made in the form of restricted common units, and 75% of the grants were in the form of incentive units. The number of restricted common units granted to our NEOs was determined based on the closing price of our Class A common stock on the date of grant, December 7, 2020, or $44.71.  The number of incentive units granted to our NEOs was determined using an equity valuation methodology based upon the Black-Scholes model, which was determined to be approximately $13.65 per unit. These valuation methods resulted in the number of restricted common units and incentive units being granted to our NEOs shown in the following table:
Named Executive Officer	Restricted Common Unit Awards (#)	Incentive Unit Awards (#)
Ruediger Adolf	12,933	127,080
Rajini Sundar Kodialam	8,403	82,570
Leonard Chang	6,738	66,212
James Shanahan	5,648	55,501
J. Russell McGranahan	5,054	49,659
The restricted common units have no hurdle rate and will vest in four equal installments on each anniversary of the grant date. The incentive units were issued with a $44.71 hurdle rate (the closing price of Focus’ Class A common stock on the date of grant) and will vest in four equal installments on each anniversary of the grant date. The date of grant of the equity awards was the date of the compensation committee’s final approval of such awards, December 7, 2020, and it occurred within the Company’s open trading window pursuant to its trading policies.
Restricted common units are common units in Focus LLC subject to the specified vesting conditions.
Incentive units are profits interests in Focus LLC that are economically similar to stock options. They have no intrinsic value at the grant date and will obtain value only as the price of the underlying security rises above its hurdle amount.  They do not require the payment of an exercise price and do not have an expiration date. Holders obtain value by exercising rights to exchange such units (after vesting) for our Class A common stock.
Employment Agreements and Severance and Change in Control Benefits
We have entered into written Employment Agreements with each of our named executive officers that set forth the terms of each named executive officer’s employment. Each of our named executive officers is employed “at will.”  These arrangements are further described under the section below entitled “Employment Agreements.”
Our named executive officers are entitled to certain severance and change in control benefits. Such benefits arise upon termination of employment due to death, disability, for cause, without cause, good reason and in connection with a change of control or Company Sale (defined below). These arrangements are further described under the section below entitled “—Potential Payments Upon Termination or Change in Control.”
Each named executive officer is subject to a general non-competition and non-solicitation clause for periods of one year and two years, respectively, following termination of employment as well as general non-disparagement, non-disclosure and assignment-of-development clauses.
Due to the competitive nature of the financial services industry, the compensation committee believes these severance and change-in-control provisions are key components of our executive compensation program and are essential to Focus’ ability to recruit and retain talent.

44   Focus Financial Partners 2021 Proxy Statement

Other Benefits
Employee Benefits
We offer a comprehensive array of benefits to our employees, including our named executive officers. These benefits are offered in order to attract and retain employees. Subject to the terms of any applicable plans, policies or programs, each NEO is entitled to receive employee benefits, including any and all vacation, deferred compensation, retirement, disability, group life, accident and health insurance as we may provide from time to time to salaried employees generally, and such other benefits as the compensation committee may from time to time establish for the named executive officers. We also maintain term life insurance for each named executive officer for the benefit of such executive’s estate, and provide certain other disability and health benefits.
Retirement Benefits
We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our named executive officers, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. We provide matching contributions in amounts determined annually by our management. The contributions made on behalf of our named executive officers for fiscal 2020 are disclosed in the notes to the Summary Compensation Table.
Outreach and Say on Pay Vote
We recognize the importance of executive compensation to our stockholders. We have an extensive, proactive program of investor outreach on these and other issues. We are routinely in contact with our existing stockholders and maintain an active dialog with prospective investors.
We held our first non-binding advisory vote on the compensation of our named executive officers at our 2020 Annual Meeting on June 3, 2020 and received the support of approximately 90% of stockholders voting, excluding broker non-votes. At this meeting, our stockholders also approved our Board of Directors recommendation to hold the vote on the compensation of our named executive officers annually. We value the opinions of our stockholders, and the compensation committee and the Board of Directors will consider the outcome of future stockholder advisory votes, including the vote which will take place at our 2021 Annual Meeting, when we make compensation decisions for our named executive officers. We have engaged with stockholders on a range of topics, including executive compensation, and we will continue such engagement as we strive to continually enhance our compensation programs.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to certain executive officers to $1 million during any fiscal year. Compensation paid pursuant to certain grandfathered arrangements that are “performance based” within the meaning of Section 162(m) may be excluded from this limitation.
While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives, and the compensation committee maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its stockholders.
Other Compensation Practices and Policies
Anti-Hedging and Pledging Policies
Under our Insider Trading Policy, directors and named executive officers, as well as other employees, are prohibited from engaging in the following activities:
•
transactions in Company debt securities, whether or not those securities are convertible into Company common stock;

Focus Financial Partners 2021 Proxy Statement   45

•
pledging Company securities for loans or otherwise;

•
hedging or monetization transactions, whether direct or indirect, involving the Company’s securities;

•
short sales of Company securities;

•
transactions involving Company-based derivative securities, including those that effectively create short positions similar to short sales of Company securities;

•
short-term trading of Company securities purchased in the open market during the six months following the purchase; and

•
using standing and limit orders with respect to the Company’s securities that last longer than the trading day on which they are placed.

Stock Ownership Guidelines
To align the interests of our named executive officers with the interests of the Company’s other stockholders, our named executive officers must comply with stock ownership guidelines that we recently established. For information regarding these guidelines, please see the section entitled “Corporate Governance—Stock Ownership Guidelines” above.

46   Focus Financial Partners 2021 Proxy Statement

COMPENSATION COMMITTEE REPORT1

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Fayez S. Muhtadie (Chair)
James D. Carey

1
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Focus Financial Partners 2021 Proxy Statement   47

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during the last three years during which such individuals were named executive officers.
					Option Awards ($)(2)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	IPO Option Awards with $100 Condition ($)	Annual LTI Awards for Prior Year Performance ($)	Annual LTI Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Ruediger Adolf Founder of Focus LLC and Chief Executive Officer and Chairman	2020	882,675	2,278,822	578,234	—	—	1,767,774	—	175,616	5,683,121
	2019	856,967	—	—	—	—	2,895,746	2,892,260	169,858	6,814,831
	2018	831,960	2,750,000	—	3,176,000	2,140,243	2,567,749	—	171,299	11,637,251
Rajini Sundar Kodialam Co-Founder of Focus LLC and Chief Operating Officer and Board Member	2020	579,145	1,502,767	375,698	—	—	1,148,608	—	56,552	3,662,770
	2019	562,277	—	—	—	—	1,899,973	1,897,685	59,552	4,419,487
	2018	545,900	1,600,000	—	2,580,500	1,527,136	1,493,968	—	59,052	7,806,556
Leonard Chang Co-Founder of Focus LLC and Senior Managing Director and Head of M&A	2020	464,410	1,205,050	301,256	—	—	921,056	—	28,131	2,919,903
	2019	450,883	—	—	—	—	1,523,565	1,521,728	31,631	3,527,807
James Shanahan Chief Financial Officer	2020	519,046	1,010,115	252,522	—	—	772,059	—	40,388	2,594,130
	2019	503,928	—	—	—	—	1,277,106	1,275,566	37,388	3,093,988
	2018	489,250	1,350,000	—	2,143,800	—	1,260,531	—	36,887	5,280,468
J. Russell McGranahan General Counsel and Corporate Secretary	2020	464,410	903,788	225,964	—	—	690,792	—	38,429	2,323,383
	2019	450,883	—	—	—	—	1,142,672	1,141,296	35,429	2,770,280
(1)
Beginning with 2019 (our first full year as a public company), our compensation committee instituted a more formulaic approach to our annual incentive compensation program. In calendar year 2019, the formula and performance measures were determined in the first quarter. Consequently, amounts that were historically disclosed in the Bonus column for periods prior to 2019 were disclosed in the Non-Equity Incentive Plan Compensation column for 2019. In 2020, our compensation committee continued to use a formulaic approach to our incentive compensation program. However, due to the high level of uncertainty about the impact of the coronavirus (Covid-19) pandemic and market volatility, the formulaic approach was not confirmed until the fourth quarter of 2020. Consequently, for 2020, all annual incentive amounts earned for the year are disclosed in the Bonus column. For more information, see the section entitled “Compensation Discussion and Analysis—Annual Cash Incentive Awards” above.

(2)
Each of the named executive officers received grants of restricted common units during fiscal year 2020 and various grants of incentive units during the last three fiscal years, as applicable. A description of these awards may be found in the footnotes of the Outstanding Equity Awards at 2020 Fiscal Year-End table and under the section below entitled “—Narrative Disclosure to Outstanding Equity Awards at 2020 Fiscal Year-End.”  With respect to the incentive units, we believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as  “options”  under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an  “option-like feature.”  Amounts disclosed in these four columns reflect a grant date fair value of the restricted common units and incentive units, as applicable, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. Assumptions used to calculate the grant date values are described within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021.

(3)
On December 7, 2020, Mr. Adolf, Ms. Kodialam, Mr. Chang, Mr. Shanahan (including awards transferred to a trust established by him), and Mr. McGranahan received restricted common unit grants of 12,933, 8,403, 6,738, 5,648 and 5,054, respectively. These restricted common unit grants were issued pursuant to the Omnibus Plan (see further description under the section below entitled “—Omnibus Plan”).  These restricted common unit grants were issued in connection with annual compensation awards for fiscal year 2020 and will vest in four equal installments on each anniversary of December 7, 2020.

(4)
On December 7, 2020, Mr. Adolf, the Adolf Family Trust II, Ms. Kodialam, Mr. Chang, Mr. Shanahan (including awards transferred to a trust established by him) and Mr. McGranahan received incentive unit grants of 82,080, 45,000, 82,570, 66,212, 55,501 and 49,659, respectively. These incentive units were also issued pursuant to the Omnibus Plan and have a $44.71 hurdle rate (see further description under the section below entitled “—Omnibus Plan”).  These incentive units were issued in connection with annual compensation awards for fiscal year 2020 and will vest in four equal installments on each anniversary of December 7, 2020. These grants, along with the restricted common units granted during fiscal year 2020, are intended to be made in an amount equal to the value of the annual cash incentive bonus awarded to each named executive officer for performance during the same fiscal year, as reported in the non-equity incentive plan compensation or bonus column (as applicable) and based on a Black-Scholes valuation model. Because the value of the incentive units included in this column reflects the grant date fair value of the awards, determined pursuant to FASB ASC Topic 718, the amounts reflected in this column may differ from the cash amounts reported in the non-equity incentive plan compensation or bonus columns or the amounts in the cash incentive award earned column presented in the Compensation Discussion and Analysis.

(5)
Amounts in this column consist of the following items for the year ended December 31, 2020: (a) Company contributions made on each named executive officer’s behalf into the Focus Operating LLC 401(k) Retirement Plan in the amount of   $26,000 for each of Ms. Kodialam and Messrs. Adolf, Shanahan and McGranahan, and $19,500 for Mr. Chang; (b) Company-paid supplemental life insurance premiums (including tax gross-ups related thereto) of   $101,248 (consisting of   $45,920 in premiums and $55,328 of related tax gross-ups), $29,145 (consisting of   $14,727 in premiums and $14,418 of related tax-gross ups), $7,470 (consisting of   $3,451 in premiums and $4,019 of related tax gross-ups), $13,218 (consisting of   $6,699 in premiums and $6,519 of related tax gross-ups) and $10,823 (consisting of   $5,485 in premiums and $5,338 of related tax gross-ups) for Mr. Adolf, Ms. Kodialam, Mr. Chang, Mr. Shanahan and Mr. McGranahan, respectively; (c) the costs of certain disability insurance and executive health services; and (d) certain Medicare tax gross-ups paid to Mr. Adolf in the amount of   $42,696. These arrangements are further described under the section below entitled “—Employment Agreements.”

48   Focus Financial Partners 2021 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2020.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Ruediger Adolf	12/7/2020	12,933	—	—	578,234
	12/7/2020	—	127,080	44.71	1,767,774
Rajini Sundar Kodialam	12/7/2020	8,403	—	—	375,698
	12/7/2020	—	82,570	44.71	1,148,608
Leonard Chang	12/7/2020	6,738	—	—	301,256
	12/7/2020	—	66,212	44.71	921,056
James Shanahan	12/7/2020	5,648	—	—	252,522
	12/7/2020	—	55,501	44.71	772,059
J. Russell McGranahan	12/7/2020	5,054	—	—	225,964
	12/7/2020	—	49,659	44.71	690,792

(1)
On December 7, 2020, Mr. Adolf, Ms. Kodialam, Mr. Chang, Mr. Shanahan (including awards transferred to a trust established by him) and Mr. McGranahan received 12,933, 8,403, 6,738, 5,648 and 5,054 restricted common unit grants, respectively. These restricted common units were issued pursuant to the Omnibus Plan (see further description under the section below entitled “—2018 Omnibus Incentive Plan”). These restricted common units were issued in connection with annual compensation awards for fiscal year 2020 and will vest in four equal installments on each anniversary of December 7, 2020.

(2)
As noted in the Summary Compensation Table, we believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(3)
On December 7, 2020, Mr. Adolf and the Adolf Family Trust II received 82,080 and 45,000 incentive unit grants, respectively. On such date, Ms. Kodialam, Mr. Chang, Mr. Shanahan (including awards transferred to a trust established by him) and Mr. McGranahan received 82,570, 66,212, 55,501 and 49,659 incentive unit grants, respectively. These incentive units were issued pursuant to the Omnibus Plan and have a $44.71 hurdle rate (see further description under the section below entitled “—2018 Omnibus Incentive Plan”). These incentive units were issued in connection with annual compensation awards for fiscal year 2020 and will vest in four equal installments on each anniversary of December 7, 2020.

(4)
Amounts disclosed in this column reflect a grant date fair value of the restricted common units and incentive units, as applicable, in accordance with FASB ASC Topic 718. Assumptions used to calculate the grant date values are described within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021. The fair value of the incentive units received by Mr. Adolf and the Adolf Family Trust II is $1,141,792 and $625,982, respectively.

Focus Financial Partners 2021 Proxy Statement   49

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements
Each of the named executive officers was party to an employment agreement during 2020 (each, including any applicable amendment, an “Employment Agreement,” and collectively, the “Employment Agreements”). Ms. Kodialam and Messrs. Adolf and Shanahan originally entered into employment agreements in 2013, and Mr. McGranahan originally entered into an employment agreement in 2015. Each of these employment agreements was amended and restated as of April 2017.  Mr. Chang originally entered into an employment agreement in April 2017, which was amended effective as of December 31, 2019. The narrative below summarizes the payments and benefits that each named executive officer is currently eligible to receive on an annual basis.
Base Salary
Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. The Employment Agreements provide for annual salaries of at least $800,000, $530,000, $425,000, $475,000 and $425,000 for Mr. Adolf, Ms. Kodialam, Mr. Chang, Mr. Shanahan and Mr. McGranahan, respectively. Base salary will be reviewed by the Board of Directors or the compensation committee periodically according to our normal compensation review standards. The Board or compensation committee (as applicable) has discretion to increase, but not decrease, each named executive officer’s base salary under the Employment Agreements. For 2020, the compensation committee approved cost-of-living adjustments, resulting in the following annual base salaries for our named executive officers: $882,675 for Mr. Adolf, $579,145 for Ms. Kodialam, $464,410 for Mr. Chang, $519,046 for Mr. Shanahan and $464,410 for Mr. McGranahan.
Annual Bonus
Each named executive officer is entitled to participate in our annual cash bonus plan that is applicable for the fiscal year in question. The annual cash bonus plan is typically structured to create a bonus pool for each individual fiscal year. The compensation committee makes final decisions regarding the bonus pool size and the individual participant amounts each year with input from the Chief Executive Officer, which may be more or less than the target range for the individual participant. Under the Employment Agreements, the annual target cash bonus opportunities for each of the named executive officers are as follows: 150% to 200% of Mr. Adolf’s base salary, 150% to 200% of Ms. Kodialam’s base salary, 150% to 200% of Mr. Chang’s base salary, 125% to 150% of Mr. Shanahan’s base salary and 125% to 150% of Mr. McGranahan’s base salary. For 2020, the target amounts were set at 200% for Ms. Kodialam and Messrs. Adolf and Chang, and 150% for Messrs. Shanahan and McGranahan. Actual payouts of the annual cash incentive awards were determined by the compensation committee by applying a formula as part of the year-end process.
Long-Term Incentive Compensation
Each named executive officer has also historically been eligible to participate in our incentive unit plan and, effective with the closing of our initial public offering, the Omnibus Plan. The number of restricted common units and incentive units granted to each named executive officer is determined annually in an amount collectively equal to the annual cash bonus awarded to the named executive officer for such year, as determined by the compensation committee by applying a formula as part of the year-end process. For more information, see the section entitled  “Compensation Discussion and Analysis—Annual Long-Term Incentive Awards”  above. The grant date fair value of the restricted common unit awards and the incentive unit awards provided to each named executive officer have been disclosed above in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table.
Other Compensation Elements
Ms. Kodialam and Messrs. Adolf and Shanahan are each entitled to five weeks of vacation during each calendar year, and Messrs. Chang and McGranahan are each entitled to four weeks of vacation during each calendar year,

50   Focus Financial Partners 2021 Proxy Statement

in each such case, excluding paid holidays. Subject to the terms of any applicable plans, policies or programs, each named executive officer is entitled to receive employee benefits, including any and all vacation, deferred compensation, retirement, disability, group life, accident and health insurance as we may provide from time to time to salaried employees generally, and such other benefits as the compensation committee may from time to time establish for the named executive officers. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code where employees, including our named executive officers, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. We provide matching contributions in amounts determined pursuant to the retirement plan. For 2020, our plan provided for a Company matching contribution rate of 100% of the participant’s pre-tax contributions, up to the annual allowable U.S. Internal Revenue Service limits. The contributions made on behalf of our named executive officers for fiscal year 2020 are disclosed above in the notes to the Summary Compensation Table. We also provide supplemental term life insurance for each named executive officer for the benefit of such named executive officer’s estate, and provide certain other disability and health benefits.
2018 Omnibus Incentive Plan

In 2018, our Board of Directors adopted, and our sole stockholder prior to the initial public offering approved, the Omnibus Plan, which became effective upon the completion of our initial public offering. Pursuant to the Omnibus Plan, the employees, consultants and directors of the Company and its affiliates who perform services for us, including each of our named executive officers, may be eligible to receive awards. The description of the Omnibus Plan set forth below is a summary of the material features of the plan. This summary is qualified in its entirety by reference to the Omnibus Plan, a copy of which was filed as Exhibit 4.4 to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 31, 2018.
The Omnibus Plan provides for potential grants of the following awards with respect to shares of our Class A common stock, to the extent applicable: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) non-qualified stock options or any other form of stock options; (iii) restricted stock awards; (iv) phantom stock awards; (v) restricted stock units; (vi) bonus stock; (vii) performance awards; (viii) annual cash incentive awards; (ix) any of the foregoing award types (other than incentive stock options) as awards related to Class A Units or other units of Focus LLC; (x) incentive units in Focus LLC, which are intended to constitute  “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43; and (xi) restricted common units in Focus LLC (collectively referred to as “awards”).
The compensation committee of our Board of Directors generally oversees the Omnibus Plan pursuant to its terms and all applicable federal, state or other rules or laws, except in the event that our Board of Directors chooses to take action under the Omnibus Plan. The compensation committee has the power to determine to whom and when awards will be granted and the amount of such awards (measured in cash, shares, stock options or units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercise terms of an award, delegate duties under the Omnibus Plan and execute all other responsibilities permitted or required under the Omnibus Plan.
The maximum aggregate number of shares of Class A common stock that may be issued pursuant to awards under the Omnibus Plan after its effective date shall not exceed 6,000,000 shares (including such number of Focus LLC units or other securities which can be exchanged for or converted into shares). The reserve pool is subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the Omnibus Plan. If the shares or units subject to any award are not issued or transferred, or cease to be issuable or transferable for any reason, including (but not exclusively) because shares or units are withheld or surrendered in payment of taxes, or any exercise of or purchase related to an award, or because an award is forfeited, terminated, expires unexercised, is settled in cash or is otherwise terminated without a delivery of shares or units, those shares or units will again be available for issue, transfer or exercise pursuant to awards under the Omnibus Plan to the extent allowable by law. The Omnibus Plan also contains a provision that will add an additional number of shares equal to the lesser of   (a) 3,000,000 shares, (b) 5% of the outstanding (vested and unvested) shares and Focus LLC units of the last day of the previous year, or (c) an amount determined by our Board of Directors, each year between 2019 and 2028.

Focus Financial Partners 2021 Proxy Statement   51

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2020.
		Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(3)
Ruediger Adolf	1/6/2006	421		1.42	N/A
	1/29/2007	798		5.50	N/A
	2/5/2007	386		6.00	N/A
	12/26/2007	200,000		9.00	N/A
	2/1/2010	16,511		16.00	N/A
	2/1/2010	1,081		7.00	N/A
	5/9/2011	146,965		9.00	N/A
	5/9/2011	78,035		9.00	N/A
	2/17/2012	162,000		9.00	N/A
	12/21/2012	170,000		9.00	N/A
	10/4/2013	120,000		11.00	N/A
	1/27/2014	100,000		11.00	N/A
	1/27/2014 (4)	90,000		11.00	N/A
	8/15/2014 (4)	470,000		12.00	N/A
	12/5/2014	195,000		13.00	N/A
	12/28/2015	200,000		19.00	N/A
	1/12/2017	190,500		21.00	N/A
	7/3/2017	362,500 (8)	362,500 (8)	21.00	N/A
	1/2/2018	154,713 (9)	51,571 (9)	23.00	N/A
	1/2/2018 (4)	75,000 (9)	25,000 (9)	23.00	N/A
	7/25/2018		800,000 (10)	33.00	N/A
	12/18/2018	165,821 (11)	165,821 (11)	28.50	N/A
	12/11/2019	76,697 (12)	230,091 (12)	27.90	N/A
	12/11/2019 (4)	25,000 (12)	75,000 (12)	27.90	N/A
	12/7/2020		82,080 (13)	44.71	N/A	12,933 (14)	562,586
	12/7/2020 (4)		45,000 (13)	44.71	N/A
Rajini Sundar Kodialam	2/1/2010	9,401		16.00	N/A
	10/4/2013 (5)	125,000		11.00	N/A
	1/27/2014 (5)	90,000		11.00	N/A
	11/21/2014 (5)	200,000		13.00	N/A
	12/5/2014 (5)	95,000		13.00	N/A
	12/28/2015 (5)	130,000		19.00	N/A
	1/12/2017 (5)	130,000		21.00	N/A
	7/3/2017	50,000 (8)	50,000 (8)	21.00	N/A
	7/3/2017 (5)	225,000 (8)	225,000 (8)	21.00	N/A
	1/2/2018	70,158 (9)	23,386 (9)	23.00	N/A
	1/2/2018 (5)	93,750 (9)	31,250 (9)	23.00	N/A
	7/25/2018		487,500 (10)	33.00	N/A
	7/25/2018 (5)		162,500 (10)	33.00	N/A
	12/18/2018	96,478 (11)	96,478 (11)	28.50	N/A
	12/11/2019	66,726 (12)	200,178 (12)	27.90	N/A
	12/7/2020		82,570 (13)	44.71	N/A	8,403 (14)	365,531

52   Focus Financial Partners 2021 Proxy Statement

		Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(3)
Leonard Chang	2/1/2010	7,540		16.00	N/A
	5/9/2011	45,723		9.00	N/A
	5/9/2011	24,277		9.00	N/A
	2/17/2012	22,000		9.00	N/A
	12/21/2012	50,000		9.00	N/A
	10/4/2013	25,000		11.00	N/A
	1/27/2014	40,000		11.00	N/A
	12/5/2014	50,000		13.00	N/A
	12/28/2015	50,000		19.00	N/A
	1/12/2017	70,000		21.00	N/A
	7/3/2017	200,000 (8)	200,000 (8)	21.00	N/A
	11/22/17	108,940 (9)	36,313 (9)	22.00	N/A
	7/25/2018		600,000 (10)	33.00	N/A
	12/18/2018	72,359 (11)	72,358 (11)	28.50	N/A
	12/11/2019	53,507 (12)	160,520 (12)	27.90	N/A
	12/7/2020		66,212 (13)	44.71	N/A	6,738 (14)	293,103
James Shanahan	2/1/2010 (6)	11,739		16.00	N/A
	5/9/2011 (6)	24,277		9.00	N/A
	2/17/2012 (6)	87,000		9.00	N/A
	12/21/2012 (6)	70,000		9.00	N/A
	10/4/2013 (6)	70,000		11.00	N/A
	1/27/2014 (6)	70,000		11.00	N/A
	12/28/2015 (7)	90,000		19.00	N/A
	1/12/2017 (7)	90,000		21.00	N/A
	7/3/2017 (6)	200,000 (8)	200,000 (8)	21.00	N/A
	11/22/2017 (6)	125,554 (9)	41,851 (9)	22.00	N/A
	7/25/2018 (6)		540,000 (10)	33.00	N/A
	12/18/2018 (6)	81,403 (11)	81,403 (11)	28.50	N/A
	12/11/2019 (6)	44,851 (12)	134,554 (12)	27.90	N/A
	12/7/2020 (6)		55,501 (13)	44.71	N/A	5,648 (14)	245,688
J. Russell McGranahan	1/12/2017	70,000		21.00	N/A
	7/3/2017	125,000 (8)	125,000 (8)	21.00	N/A
	11/22/2017	101,819 (9)	33,940 (9)	22.00	N/A
	7/25/2018		500,000 (10)	33.00	N/A
	12/18/2018	60,299 (11)	60,298 (11)	28.50	N/A
	12/11/2019	40,130 (12)	120,390 (12)	27.90	N/A
	12/7/2020		49,659 (13)	44.71	N/A	5,054 (14)	219,849

(1)
Despite the fact that profits interests awards, such as the incentive units, do not require the payment of an exercise price nor have an option expiration date, we believe that these profits interest awards are economically similar to stock options due to the fact that they have no value for tax purposes at the grant date and will obtain value only as the price of the underlying security rises above its hurdle amount, and as such, are required to be reported in this table as an “Option” award. Awards reflected as “Unexercisable” are incentive units that have not yet vested. Awards reflected as “Exercisable” are profits interest awards that have vested, but have not yet been settled. For a description of how and when the profits interest awards could become vested and when such awards could begin to receive payments, please read the section below entitled “—Narrative Disclosure to Outstanding Equity Awards at 2020 Fiscal Year-End.”

(2)
Incentive awards do not have an “exercise price” in the same sense that a true stock option award would have an exercise price, but rather have a “hurdle amount.”  Each incentive unit entitles the holder to receive distributions only if the aggregate distributions made by Focus LLC to each common unit issued and outstanding on, or prior to date of, the grant of the incentive unit exceeds a specified amount, or the hurdle amount. Since our initial public offering, the hurdle amount has been set at the closing price of our Class A common stock on the date of grant. The figure reflected in this column is the hurdle amount assigned to each incentive award.

(3)
Amounts reflect the year-end value of restricted common units, based on the closing price of  $43.50 per share of our Class A common stock on December 31, 2020.

(4)
The incentive units reflected in these rows are not owned directly by Mr. Adolf. They are each held in the Adolf Family Trust II.

(5)
The incentive units reflected in these rows are not owned directly by Ms. Kodialam. They are each held in the Kodialam 2014 Family Trust.

Focus Financial Partners 2021 Proxy Statement   53

(6)
The incentive units reflected in these rows are not owned directly by Mr. Shanahan. They are each held in the James Shanahan 2020 Revocable Trust Dated November 20, 2020.

(7)
The incentive units reflected in these rows are not owned directly by Mr. Shanahan. They are each held in the James Shanahan 2020 Irrevocable Insurance Trust Dated December 3, 2020.

(8)
These incentive unit awards were originally scheduled to vest upon the earlier to occur of  (a) a change in control, or (b) our initial public offering, with certain valuation triggers. Following the grant date, the incentive unit vesting schedules were amended as described in more detail below under the section entitled “—Narrative Disclosure to Outstanding Equity Awards at 2020 Fiscal Year-End.”

(9)
These incentive unit awards vest in four equal installments on each anniversary of November 22, 2017.

(10)
The vesting schedule for these awards is based on valuation triggers described in detail below under the section entitled “—Narrative Disclosure to Outstanding Equity Awards at 2020 Fiscal Year-End.”

(11)
These incentive units vest in four equal installments on each anniversary of December 18, 2018.

(12)
These incentive units vest in four equal installments on each anniversary of December 11, 2019.

(13)
These incentive units will vest in four equal installments on each anniversary of December 7, 2020.

(14)
These restricted common units will vest in four equal installments on each anniversary of December 7, 2020.

NARRATIVE DISCLOSURE TO OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

Each of the named executive officers has received restricted common unit awards and incentive unit awards in Focus LLC. The incentive unit awards are designed as profits interest awards. A profits interest award has a $0 value at the time of grant, providing the award holder with value only if and when the Company grows in value following the grant date of the award. If Focus LLC makes periodic cash distributions, or there is a liquidation or termination event, holders of the incentive unit awards and, once vested, the common unit awards are eligible to receive cash distributions in accordance with the terms of the Fourth Amended and Restated Operating Agreement of Focus LLC (as amended, the “Fourth Amended and Restated Focus LLC Agreement”).
With respect to the outstanding restricted common units and incentive units listed within the Outstanding Equity Awards at 2020 Fiscal Year-End table above, the vesting provisions are generally set forth within the footnotes for each award other than the incentive units granted to the named executive officers on July 3, 2017 (the  “Retention Incentive Units”) and the grant made on July 25, 2018. The Retention Incentive Units, as amended upon the pricing of our initial public offering, were eligible to vest in two tranches. The first fifty percent (50%) of the Retention Incentive Units vested because our weighted average price per share was at least $35.00 for the first ninety (90) days following the pricing of our initial public offering. Following that ninety (90) day period, all Retention Incentive Units that remained unvested were eligible to vest on the three (3) year anniversary of our initial public offering if the weighted average per share price for the ninety (90) day period immediately preceding the third (3rd) anniversary of our initial public offering is: (i) less than $42.00, then no remaining unvested Retention Incentive Units will vest; (ii) greater than $63.00, then all remaining unvested Retention Incentive Units will become vested; and (iii) if between $42.00 and $63.00, then (x) fifty percent (50%) of the remaining unvested Retention Incentive Units will become vested and (y) the remaining fifty percent (50%) of the remaining unvested Retention Incentive Units will become vested linearly based on where the price falls within the range of   $42.00 and $63.00. If a change in control transaction occurs prior to the three-year anniversary of our initial public offering, any unvested Retention Incentive Units, subject to any superior provision in any Employment Agreement, will vest based on the price of our stock used in the change in control transaction, applying the same vesting benchmarks as are applied on the third anniversary of our initial public offering. In February 2021, the compensation committee applied its discretion to provide for measurement of a portion of the second 50% vesting tranche to occur based on the weighted average price per share for the seven trading days prior to February 23, 2021, with vesting to be calculated based on the same stock price hurdles previously applicable on the third (3rd) anniversary of our initial public offering. The Retention Incentive Units that remain unvested following this February 23, 2021 measurement date will remain eligible for vesting in accordance with the same measurement date and formula that previously applied with respect to vesting on the third (3rd) anniversary.
In addition to the above, on July 25, 2018, Mr. Adolf, Ms. Kodialam, the Kodialam 2014 Family Trust, Mr. Chang, Mr. Shanahan (including a transfer to the James Shanahan 2020 Revocable Trust Dated November 20, 2020) and Mr. McGranahan were issued 800,000, 487,500, 162,500, 600,000, 540,000 and 500,000 incentive unit awards,

54   Focus Financial Partners 2021 Proxy Statement

respectively, that became effective with the pricing of our initial public offering (the “IPO Incentive Units”). The IPO Incentive Units will only vest on the fifth anniversary of the pricing of our initial public offering provided that the volume weighted average per share price for any ninety (90) calendar day period within such five (5) year period immediately following the pricing of our initial public offering reaches at least $100.00. In the event a change in control transaction occurs prior to the end of such five (5) year period, the incentive units awards, subject to any superior provision in any Employment Agreement, will vest linearly based on where the price of our stock used in the transaction falls between the offering price at the time of our initial public offering (which was $33.00) and $100.00, with 100% vesting if the price of our stock used in the transaction is at least $100.00, 0% vesting if the price of our stock used in the transaction is equal to or less than offering price at the time of our initial public offering ($33.00), and a linear interpolation if the stock price falls in between these two values.
OPTIONS EXERCISED AND STOCK VESTED TABLE

The following table reflects, for each of our named executive officers, the number of incentive units vesting during the fiscal year ended December 31, 2020.
	Stock Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Ruediger Adolf	261,178	0
Rajini Sundar Kodialam	169,601	0
Leonard Chang	126,000	0
James Shanahan	127,403	0
J. Russell McGranahan	104,219	0

(1)
As noted in the Summary Compensation Table, we believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an  “option-like feature.”  The numbers shown here reflect only the number of incentive units that became vested during the 2020 fiscal year.  The incentive units were not designed with exercise features; therefore, there was no settlement associated with the vesting of the incentive units.

(2)
Amounts shown in this column reflect our best estimate of the value that each named executive officer actually received upon the vesting of the award.

PENSION BENEFITS

The Company does not sponsor or maintain any defined benefit pension plan that provides for payments or other benefits at, following or in connection with retirement of its employees, including the named executive officers.
NONQUALIFIED DEFERRED COMPENSATION

The Company does not sponsor or maintain any defined contribution or other plan for its employees, including the named executive officers, that provides for the deferral of compensation on a basis that is not tax-qualified.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion describes the amounts and benefits that would have been owed to the named executive officers in the event of a termination of employment or a change in control as of the end of fiscal year 2020 under the Employment Agreements. If the discussion notes that a termination of employment is deemed to be  “in connection with”  a change of control or Company Sale (defined below), the protection period is deemed to be two years following such change in control or Company Sale. Other applicable protection periods are specifically noted below.
Upon termination of employment due to death, the heirs, personal representatives or estate of the named executive officer will be entitled to (a) any accrued and unpaid salary through the date of termination, (b) any accrued benefits up to the date of termination, (c) reimbursable business expenses accrued but unpaid through the date of termination, (d) accrued but unused paid time off, ((a) through (d) referred to as the  “Accrued

Focus Financial Partners 2021 Proxy Statement   55

Rights”), (e) a pro-rated lump sum amount equal to the target annual cash bonus opportunity of the named executive officer for the calendar year in which such termination occurs based on the mid-point of the range for which the named executive officer is eligible (the “Pro-Rata Bonus”), (f) any cash bonus (or the value of any non-cash bonus that was paid in lieu of such cash bonus) awarded to such named executive officer for the prior calendar year in which the termination occurred, but was unpaid as of the date of termination (the “Prior Year Bonus”), (g) continued eligibility to participate in Focus LLC’s health insurance plan (the “Continued Health Insurance”) for a period of up to 18 months at our expense, and (h) accelerated vesting of any unvested time-based equity awards and equity interests held by the named executive officer and scheduled to vest, or that do vest, at any time on or before the last day of the calendar year in which such termination occurs because of time or if any performance conditions are met during the period from termination to the last day of the calendar year in which such termination occurs.
We have the right to terminate the employment of the named executive officer if such named executive officer suffers a disability and the disability continues for a period aggregating more than 90 days during a 180-day period. Upon termination of employment due to disability, all of the named executive officer’s rights to compensation and benefits terminate, except that the named executive officer will be entitled to (i) the Accrued Rights, (ii) an amount equal to one-and-a-half times the target annual cash bonus opportunity in the case of Mr. Adolf or Ms. Kodialam and one time the target annual cash bonus opportunity in the case of Messrs. Chang, Shanahan or McGranahan (the “Annual Cash Bonus Payment”) using in such calculation the mid-point of the target bonus opportunity if the target is a range, (iii) Continued Health Insurance for a period of 18 months at our expense, (iv) accelerated vesting of any unvested equity awards or equity interests held by the named executive officer scheduled to vest, or that do vest, at any time within the eighteen-month period in the case of Mr. Adolf or Ms. Kodialam and twelve-month period in the case of Messrs. Chang, Shanahan or McGranahan from the effective date of termination because of time or if any performance conditions are met during the period from termination to the last day of the eighteen-month period (and twelve-month period in the case of Messrs. Chang, Shanahan or McGranahan) following termination (“Accelerated Vesting”), and (v) continuation of salary as in effect on the date of such termination for 18 months in the case of Mr. Adolf and Ms. Kodialam and twelve months in the case of Messrs. Chang, Shanahan and McGranahan (“Salary Continuation Payments”).
Upon termination of employment due to cause, all of the named executive officer’s rights to compensation and benefits terminate, except that the named executive officer will be entitled to any Accrued Rights.
Upon termination of employment by us without cause, by the named executive officer for good reason, or as a result of our election to not enter into a renewal term with respect to the applicable Employment Agreement, the named executive officer will have the right to receive (i) Salary Continuation Payments, (ii) the Annual Cash Bonus Payment based on the high point of the range to which the named executive officer is eligible, (iii) the Prior Year Bonus, if any, (iv) the Pro-Rata Bonus based on the high-point of the range to which the named executive officer is eligible, (v) Continued Health Insurance for a period of 18 months at our expense, and (vi) Accelerated Vesting.
Upon the occurrence of a change in control in one or more transactions to any person or group of persons (a “Company Sale”), a named executive officer will have the right to receive accelerated vesting for the named executive officer’s time-based equity awards or equity interests held by the named executive officer at the time of such event, provided that a Company Sale shall not be deemed to occur for these purposes as a result of an initial public offering and sale of equity interests after which such equity interests are listed on a national securities exchange.
If a named executive officer is terminated by us without cause or by the named executive officer for good reason, or we elect not to enter into a renewal term with respect to an Employment Agreement within the nine-month period immediately prior to the consummation of a change of control, then the named executive officer shall be deemed to be employed on the date of the change of control and all of the named executive officer’s unvested equity awards, or equity interests held by the named executive officer immediately prior to the time of such cessation of employment, shall vest in full as of the date of the change in control (with performance vesting determined by reference to our valuation in the change in control).
If the named executive officer’s employment with us is terminated due to the named executive officer’s death or disability, then the named executive officer (or his or her heirs, personal representatives or estate) will have the

56   Focus Financial Partners 2021 Proxy Statement

option to require Focus LLC to repurchase any or all of the remaining equity interests held by the named executive officer that are vested or become vested in connection with such termination.
Each named executive officer is subject to a general non-competition and non-solicitation clause for periods of one year and two years, respectively, following termination of employment as well as general nondisparagement, nondisclosure and assignment of development clauses.
Each Employment Agreement defines “change in control” as one of the following: (a) a sale, merger or similar transaction or series of related transactions involving the Company or any of its subsidiaries, as a result of which those persons who (together with their affiliates) held 100% of the voting power of the Company immediately prior to such transaction do not hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction, or (b) the sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in a transaction or series of related transactions.
Each Employment Agreement generally defines “good reason” as any one of the following: (a) a reduction in the named executive officer’s salary or a material reduction or discontinuance of any material benefit; (b) a material diminution in the named executive officer’s duties, responsibilities or title; (c) a change in the named executive officer’s principal place of employment, without the named executive officer’s consent, to a location that is greater than 25 miles from the named executive officer’s principal place of employment on the date of effectiveness of the applicable Employment Agreement; (d) our breach of a material provision in the named executive officer’s Employment Agreement; or (e) our breach of a material provision of an agreement governing the named executive officer’s equity awards or equity interests, the result of which is a material negative change in the named executive officer’s employment relationship with us or our affiliates.
Each Employment Agreement generally defines “cause” as any one of the following: (a) the gross negligence or willful failure or refusal of the named executive officer to perform the named executive officer’s duties hereunder (other than any such failure resulting from the named executive officer being disabled) that is not cured within thirty days after a written demand for substantial performance is delivered to the named executive officer by the compensation committee of the Board which specifically identifies the manner in which the compensation committee believes the named executive officer has not substantially performed his or her duties; (b) the engaging by the named executive officer in (i) willful misconduct that is materially detrimental to us, monetarily, reputationally, or otherwise or (ii) a violation of any U.S. securities or commodities law or regulation that results in the suspension of the named executive officer’s ability to engage in any regulated activity; (c) the commitment by the named executive officer of any act of fraud, embezzlement or misappropriation of funds; (d) the conviction of the named executive officer for, or the plea by named executive officer of guilty or nolo contendere to, any felony or serious misdemeanor involving moral turpitude; or (e) a material breach by the named executive officer of the material provisions of his or her Employment Agreement that is not cured by the named executive officer within thirty days of written notice of such breach by the compensation committee (to the extent such breach is capable of cure as reasonably determined by the compensation committee).
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2020, and the price per share of our Class A common stock is the closing price on NASDAQ as of December 31, 2020 ($43.50). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Focus Financial Partners 2021 Proxy Statement   57

Name	Benefits Payable Upon Death	Benefits Payable Upon Disability	Benefits Payable Upon Termination for Cause	Benefits Payable Upon Termination Without Cause, For Good Reason or Company Non-Renewal	Benefits Payable Upon Company Sale	Benefits Payable Upon Termination Without Cause, For Good Reason or Company Non-Renewal in Connection with a Change in Control(1)
Ruediger Adolf
Cash Payments	$1,559,847 (2)	$3,676,782 (3)	—	$5,793,717 (4)	—	$5,793,717 (4)
Accelerated Vesting of Equity	—	$8,909,889 (5)	—	$8,909,889 (5)	$25,935,276 (6)	$15,064,852 (7)
Reimbursement of COBRA Premiums (8)	$45,799	$45,799	—	$45,799	—	$45,799
Total	$1,605,646	$12,632,470	$—	$14,749,405	$25,935,276	$20,904,368
Rajini Sundar Kodialam
Cash Payments	$1,013,504 (2)	$2,388,973 (3)	—	$3,764,443 (4)	—	$3,764,443 (4)
Accelerated Vesting of Equity	—	$6,290,642 (5)	—	$6,290,642 (5)	$19,068,015 (6)	$10,439,798 (7)
Reimbursement of COBRA Premiums (8)	$45,799	$45,799	—	$45,799	—	$45,799
Total	$1,059,303	$8,725,414	$—	$10,100,884	$19,068,015	$14,250,040
Leonard Chang
Cash Payments	$812,718 (2)	$1,277,128 (3)	—	$2,322,050 (4)	—	$2,322,050 (4)
Accelerated Vesting of Equity	—	$4,642,116 (5)	—	$4,642,116 (5)	$15,463,315 (6)	$8,061,314 (7)
Reimbursement of COBRA Premiums (8)	$33,607	$33,607	—	$33,607	—	$33,607
Total	$846,325	$5,952,851	$—	$6,997,773	$15,463,315	$10,416,971
James Shanahan
Cash Payments	$713,688 (2)	$1,232,734 (3)	—	$2,076,184 (4)	—	$2,076,184 (4)
Accelerated Vesting of Equity	—	$4,682,135 (5)	—	$4,682,135 (5)	$14,635,572 (6)	$7,764,840 (7)
Reimbursement of COBRA Premiums (8)	$45,799	$45,799	—	$45,799	—	$45,799
Total	$759,487	$5,960,668	$—	$6,804,118	$14,635,572	$9,886,823
J. Russell McGranahan
Cash Payments	$638,564 (2)	$1,102,974 (3)	—	$1,857,640 (4)	—	$1,857,640 (4)
Accelerated Vesting of Equity	—	$3,369,647 (5)	—	$3,369,647 (5)	$11,794,613 (6)	$6,061,562 (7)
Reimbursement of COBRA Premiums (8)	$45,631	$45,631	—	$45,631	—	$45,631
Total	$684,195	$4,518,252	$—	$5,272,918	$11,794,613	$7,964,833

(1)
A termination in connection with a change in control must occur within the 9 months prior to the consummation of a change in control in order for the executive to become entitled to the amounts reflected in this column. The amounts reflected in this column include the total amounts the executive would receive upon the qualifying termination and upon the related change in control.

(2)
These amounts represent the named executive officer’s target annual bonus opportunity for 2020, calculated based on the mid-point of the annual target bonus opportunity range provided in the named executive officer’s Employment Agreement (175% for Ms. Kodialam and Messrs. Adolf and Chang, and 137.5% in the case of Messrs. Shanahan and McGranahan). For each of our executive officers, these amounts will be paid in lump sum.

(3)
These amounts are calculated based upon the sum of   (i) the applicable executive’s monthly base salary in effect as of December 31, 2020 multiplied by 18 in the case of Mr. Adolf and Ms. Kodialam and multiplied by 12 in the case of Messrs. Chang, Shanahan and McGranahan, and (ii) the applicable named executive officer’s target annual bonus opportunity for 2020, calculated based on the mid-point of the annual target bonus opportunity range provided in the named executive officer’s Employment Agreement (175% in the case of Ms. Kodialam and Messrs. Adolf and Chang, and 137.5% in the case of Messrs. Shanahan and McGranahan), multiplied by 1.5 in the case of Mr. Adolf and Ms. Kodialam, and multiplied by 1 in the case of Messrs. Chang, Shanahan and McGranahan. For each of our named executive officers, the portion attributable to his or her base salary will be paid in monthly installments over an 18-month period (or in the case of Messrs. Chang, Shanahan and McGranahan, a 12-month period) in accordance with our normal payroll practice, and the portion attributable to the annual bonus will be paid in lump sum.

(4)
These amounts are calculated based upon the sum of   (i) the applicable executive’s monthly base salary in effect as of December 31, 2020 multiplied by 18 in the case of Mr. Adolf and Ms. Kodialam and multiplied by 12 in the case of Messrs. Chang, Shanahan and McGranahan; (ii) the applicable named executive officer’s target annual bonus opportunity for 2020, calculated based on the high-point of the annual target bonus opportunity range provided in the named executive officer’s Employment Agreement (200% in the case of Ms. Kodialam and Messrs. Adolf and Chang, and 150% in the case of Messrs. Shanahan and McGranahan), multiplied by 1.5 in the case of Mr. Adolf and Ms. Kodialam and multiplied by 1 in the case of Messrs. Chang, Shanahan and McGranahan; and (iii) the named executive officer’s target annual bonus opportunity for 2020, calculated based on the high-point of the annual target bonus opportunity range provided in the named executive officer’s Employment Agreement (200% for Ms. Kodialam and Messrs. Adolf and Chang, and 150% in the case of Messrs. Shanahan and McGranahan). For each of our named executive officers, the portion of the foregoing severance amount attributable to his or her base salary will be paid in monthly installments over an 18-month period (or in

58   Focus Financial Partners 2021 Proxy Statement

the case of Messrs. Chang, Shanahan and McGranahan, a 12-month period) in accordance with our normal payroll practice, and the portions attributable to the annual bonus will be paid in lump sum.
(5)
These amounts reflect unvested time-based restricted common unit awards and unvested incentive unit awards that are scheduled to vest within the 18-month period in the case of Mr. Adolf and Ms. Kodialam (or in the case of Messrs. Chang, Shanahan and McGranahan, the 12-month period) following the assumed termination on December 31, 2020 and held by our named executive officers on December 31, 2020. With respect to the restricted common unit awards, these amounts reflected for the value of accelerated vesting of unvested restricted common units is calculated by multiplying the total number of such restricted common units vesting on the triggering date by $43.50, the closing price of our Class A common stock on NASDAQ on December 31, 2020. With respect to the incentive unit awards, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature,” the amounts reflected for the value of accelerated vesting of unvested incentive units is calculated by multiplying the total number of such incentive units vesting on the triggering date by the difference between (a) $43.50, the closing price of our Class A common stock on NASDAQ on December 31, 2020, and (b) the applicable hurdle amount (if less than $43.50) under each such incentive unit award. These amounts do not include the unvested performance-based awards that are tied to the five-year anniversary date of our initial public offering because the time-frame for the vesting conditions under such awards will not occur within the 18-month period in the case of Mr. Adolf and Ms. Kodialam (or in the case of Messrs. Chang, Shanahan and McGranahan, the 12-month period) following the assumed termination date of December 31, 2020. However, with respect to the unvested performance-based awards that are tied to the three-year anniversary date of our initial public offering, because the time-frame for the vesting conditions under such awards will occur within the relevant 12-month or 18-month period, as applicable, they are included in the amounts reflected above. The vesting of these awards is reported at the 53.57% level based on the closing price of  $43.50 per share of our Class A common stock on December 31, 2020.

(6)
These amounts take into account the accelerated vesting of all unvested restricted common unit awards and unvested incentive unit awards held by our named executive officers on December 31, 2020. With respect to the restricted common unit awards, these amounts are calculated by multiplying the total number of such restricted common units vesting on the triggering date by $43.50, the closing price of our Class A common stock on NASDAQ on December 31, 2020. With respect to the incentive unit awards, because these incentive unit awards are classified as options as described in Note 5 above, these amounts are calculated by multiplying the total number of such incentive units vesting on the triggering date by the difference between (a) $43.50, the closing price of our Class A common stock on NASDAQ on December 31, 2020, and (b) the applicable hurdle amount (if less than $43.50) under each such incentive unit award.

(7)
These amounts reflect all unvested time-based restricted common unit awards and incentive unit awards held by our named executive officers on December 31, 2020, which would vest upon a change in control that occurs within the 9-month period following the executive’s qualifying termination of employment. With respect to the restricted common unit awards, these amounts are calculated by multiplying the total number of such restricted common units vesting on the triggering date by $43.50, the closing price of our Class A common stock on NASDAQ on December 31, 2020. With respect to the incentive unit awards, because these incentive unit awards are classified as options as described in Note 5 above, these amounts are calculated by multiplying the total number of such incentive units vesting on the triggering date by the difference between (a) $43.50, the closing price of our Class A common stock on NASDAQ on December 31, 2020, and (b) the applicable hurdle amount (if less than $43.50) under each such incentive unit award. In the case of a termination within nine months prior to the consummation of a change in control assumed to occur on December 31, 2020, all unvested performance-based awards held by our named executive officers on December 31, 2020 would be paid out based on closing stock price vesting hurdles, assuming the valuation in the change in control. Based on the closing price of  $43.50 per share of our Class A common stock on December 31, 2020, the vesting is reported at the 53.57% level for the Retention Incentive Units and at the 15.67% level for the IPO Incentive Units.

(8)
The COBRA reimbursement amount is based on 2020 premiums, which is assumed for purposes of this table to remain the same for 18 months.

2020 CEO PAY RATIO

For 2020, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our Company, including our subsidiaries (other than our Chief Executive Officer, Mr. Adolf) was $71,162; and

•
The annual total compensation of Mr. Adolf, as reported in the Summary Compensation Table included in this proxy statement, was $5,683,121.

Based on this information, the ratio of Mr. Adolf’s annual total compensation to the median of the annual total compensation of all employees was 80:1.
To identify the median employee, as well as to determine the annual total compensation of such median employee and Mr. Adolf, we took the following steps:
•
We determined that, as of December 31, 2020, our employee population consisted of over 3,600 employees globally (as reported in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021). This population included all of our full-time and part-time employees.

•
We identified the “median employee” from our employee population by reviewing the 2020 total compensation of our employees. Total compensation includes base salary, equity awards, cash bonus, non-equity incentive plan compensation, overtime and commission payments. This compensation measure methodology was consistently applied to all our employees included in the calculation.

Focus Financial Partners 2021 Proxy Statement   59

•
We did not make any cost-of-living adjustments in identifying the “median employee.”

•
Once we identified our median employee, we combined all the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of  $71,162. For Mr. Adolf’s annual total compensation, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement on page 48.

EQUITY COMPENSATION PLAN INFORMATION

The Omnibus Plan is our equity compensation plan. The following table presents information as of December 31, 2020 with respect to our Omnibus Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)(3)
Equity compensation plans approved by security holders
Omnibus Plan (2)	5,903,219	30.32	5,937,757
Equity compensation plans not approved by security holders
None
Total	5,903,219	30.32	5,937,757

(1)
The weighted-average exercise price includes restricted stock units and restricted common units, which do not have an associated exercise price. Calculated without regard to the shares that will be issued in connection with the settlement of restricted stock units and restricted common units, the weighted-average exercise price is $31.46.

(2)
This amount includes the number of securities to be issued upon exercise of 4,521,537 outstanding incentive units, 1,167,311 outstanding non-qualified stock options, 141,095 outstanding restricted stock units and 73,276 outstanding restricted common units.

(3)
Represents the number of securities remaining available under our Omnibus Plan as of December 31, 2020. Beginning January 1, 2019 and on each January 1 thereafter through and including January 1, 2028, the total number of shares available for issuance under the Omnibus Plan shall automatically increase by an amount equal to the lesser of   (i) 3,000,000 or (ii) 5% of the outstanding (vested or unvested) securities on the last day of the immediately preceding year or (iii) an amount determined by the Board.

60   Focus Financial Partners 2021 Proxy Statement

2020 DIRECTOR COMPENSATION

Certain members of our Board of Directors received cash fees in connection with their service on the Board during 2020, and some members also received restricted common unit awards and incentive unit awards similar to those described above with respect to the named executive officers.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	Total ($)
James D. Carey	70,000	—	—	70,000
Joseph Feliciani, Jr.	87,500	129,940	42,519	259,959
Noah Gottdiener*	85,000	129,940	42,519	257,459
Christopher J. Harrington	—	—	—	—
Deborah D. McWhinney*	97,500	129,940	42,519	269,959
Greg S. Morganroth, MD	40,000	383,946	42,519	466,465
Fayez S. Muhtadie	80,000	—	—	80,000

*
Ms. McWhinney and Mr. Gottdiener served on the Board through the end of December 31, 2020 and retired effective January 1, 2021.

(1)
Messrs. Muhtadie and Carey were deemed to be Stone Point directors, and Mr. Harrington was deemed to be a KKR director. The Stone Point directors have directed us to pay any fees earned for Board or committee service to Stone Point. As such, all fees paid to Messrs. Muhtadie and Carey and reflected in this table were not received by them directly, but instead were paid to Stone Point on their behalf. Mr. Harrington waived any right to, and did not receive, any director compensation in 2020.

(2)
Amounts reported in this column reflect the aggregate of the pro-rated annual retainer fees, committee membership fees and committee chair fees (as applicable) earned by each of our directors pursuant to our non-employee director compensation program for services performed during fiscal year 2020. Please read the narrative following this table for details on our non-employee director compensation program.

(3)
We believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as  “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” Amounts disclosed in this column reflect a grant date fair value of the incentive units in accordance with FASB ASC Topic 718. Assumptions used to calculate the grant date values are described within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021. The values ultimately received by the directors under these awards may or may not be equal to the values reflected above.

On September 24, 2020, Mr. Morganroth received grants of 30,000 incentive units under the Omnibus Plan in connection with his joining of the Board. These incentive units were issued with a $30.48 hurdle rate and will vest in three equal annual installments on each of the first three anniversaries of September 24, 2020, provided Mr. Morganroth continues to provide services to us through each applicable vesting date. On December 7, 2020, Mr. Morganroth also received a grant of 9,341 incentive units under the Omnibus Plan, which were issued with a $44.71 hurdle rate and will vest in three equal annual installments on each of the first three anniversaries of December 7, 2020, provided Mr. Morganroth continues to provide services to us through each applicable vesting date. All 39,341 incentive units granted to Mr. Morganroth in 2020 remained unvested as of December 31, 2020.
On December 7, 2020, Ms. McWhinney and Messrs. Feliciani and Gottdiener each received a grant of 9,341 incentive units under the Omnibus Plan. These incentive units were issued with a $44.71 hurdle rate. These awards will vest in three equal annual installments on each of the first three anniversaries of December 7, 2020, provided the directors continue to provide services to us through each applicable vesting date. All of the incentive units granted to Mr. Feliciani in 2020, totaling 9,341 incentive units, remained unvested as of December 31, 2020. In addition, 35,940 of the 53,910 incentive units awarded to Mr. Feliciani in 2019 under the Omnibus Plan also remained unvested as of December 31, 2020, such that as of December 31, 2020, Mr. Feliciani held a total of 45,281 unvested incentive units. With respect to Ms. McWhinney and Mr. Gottdiener, in connection with their retirement from the Board, the remaining unvested incentive units that were awarded to each of them in 2019 under the Omnibus Plan, totaling 23,910 incentive units each, and the remaining unvested incentive units that were awarded to them in 2018 under the Omnibus Plan, totaling 50,507 incentive units each, were accelerated as of December 31, 2020, such that as of December 31, 2020, both Ms. McWhinney and Mr. Gottdiener held a total of 9,341 unvested incentive units. Such 9,341 unvested incentive units were forfeited by Ms. McWhinney and Mr. Gottdiener effective January 1, 2021, when they retired from the Board.
(4)
Amounts disclosed in this column reflect a grant date fair value of the restricted common units in accordance with FASB ASC Topic 718. Assumptions used to calculate the grant date values are described within the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021. The values ultimately received by the directors under these awards may or may not be equal to the values reflected above.

On December 7, 2020, Ms. McWhinney and Messrs. Feliciani, Gottdiener and Morganroth each received a grant of 951 restricted common units under the Omnibus Plan. These restricted common units will vest in three equal annual installments on each of the first three anniversaries of December 7, 2020, provided the directors continue to provide services to us through each applicable vesting date. All of the restricted common units granted to Ms. McWhinney and Messrs. Feliciani, Gottdiener and Morganroth in 2020, totaling 951 restricted common units each, remained unvested as of December 31, 2020. Ms. McWhinney and Mr. Gottdiener each forfeited 951 restricted common units effective January 1, 2021, when they retired from the Board.
Our director compensation program consists of both cash and equity-based incentive compensation. Under this program, our non-employee directors receive an annual cash retainer of  $60,000 for general service on our

Focus Financial Partners 2021 Proxy Statement   61

Board of Directors, committee membership fees ($20,000 for audit and risk committee membership and $10,000 for each of compensation committee and nominating, governance and sustainability committee membership, respectively) and committee chair fees ($10,000 for the audit and risk committee chair and $5,000 for each of the compensation committee and nominating, governance and sustainability committee chairs). In addition, certain directors not affiliated with our private equity investors are eligible to receive equity-based compensation awards pursuant to the Omnibus Plan described above. Awards made to directors pursuant to the Omnibus Plan for fiscal year 2020 are disclosed above in the “Option Awards” column of the Director Compensation table.
In order to attract and retain qualified non-employee directors to our Board, non-employee directors that are not Stone Point or KKR directors received initial grants of incentive units upon joining the Board. As reflected in the notes to the Director Compensation table above, Mr. Morganroth who joined the Board on September 24, 2020, received a grant of 30,000 incentive unit awards that carry a hurdle rate of   $30.48.  This award will vest in equal installments over a period of three years provided that he continues to provide services to us through each applicable vesting date.

62   Focus Financial Partners 2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of March 29, 2021 based on information filed with the SEC or obtained from the persons named below by:
•
each person known to us to beneficially own more than 5% of any class of our outstanding voting securities;

•
each director;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. These numbers exclude shares of Class A common stock issuable pursuant to an exchange right for Focus LLC common units and incentive units and upon cancellation of shares of our Class B common stock, as described under “Certain Relationships and Related Party Transactions—Fourth Amended and Restated Focus LLC Agreement.”
Note that almost all of the equity ownership of each director and named executive officer is in the form of incentive units. Such incentive units are not reflected in the table below, which was prepared in accordance with SEC regulations, because such units do not have voting rights. As of March 29, 2021, the common unit equivalent of all outstanding vested and unvested incentive units based on the closing price of our Class A common stock on March 29, 2021, or $41.36, was 6,950,765 common units. In particular, Messrs. Adolf, Chang, Shanahan and McGranahan held, directly and indirectly, 2,391,579, 760,031, 838,174 and 411,871 of such common unit equivalents, respectively, and Ms. Kodialam held 1,146,132 of such common unit equivalents, in each case as of March 29, 2021. See the “Outstanding Equity Awards at 2020 Fiscal Year-End” table and “2020 Director Compensation” section above for additional information.
All information with respect to beneficial ownership has been furnished by the respective more than 5% stockholders, directors or named executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 875 Third Avenue, 28th Floor, New York, NY 10022.
	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
Name and Address of Beneficial Owner	Number	%	Number	%	Number	%
5% Stockholders:
Entities affiliated with Stone Point (2)	7,798,810	14.2%	8,250,165	48.5%	16,048,975	22.2%
Entities affiliated with KKR (3)	3,490,200	6.3%	3,654,044	21.5%	7,144,244	9.9%
JPMorgan Chase & Co. (4)	4,591,941	8.3%	—	0.0%	4,591,941	6.4%
The Vanguard Group (5)	2,913,298	5.3%	—	0.0%	2,913,298	4.0%
Directors and Named Executive Officers:
Ruediger Adolf	—	0.0%	58,495	0.3%	58,495	0.1%
James D. Carey (6)	—	0.0%	—	0.0%	—	0.0%
Leonard Chang	—	0.0%	—	0.0%	—	0.0%
Joseph Feliciani, Jr.	—	0.0%	—	0.0%	—	0.0%
Christopher J. Harrington	—	0.0%	—	0.0%	—	0.0%
Rajini Sundar Kodialam	—	0.0%	—	0.0%	—	0.0%
Kristine M. Mashinsky	—	0.0%	—	0.0%	—	0.0%

Focus Financial Partners 2021 Proxy Statement   63

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
	Number	%	Number	%	Number	%
J. Russell McGranahan	1,000	0.0%	100	0.0%	1,100	0.0%
Greg S. Morganroth, MD	—	0.0%	—	0.0%	—	0.0%
Fayez S. Muhtadie	—	0.0%	—	0.0%	—	0.0%
James Shanahan	—	0.0%	—	0.0%	—	0.0%
Directors and executive officers as a group (11 individuals)	1,000	0.0%	58,595	0.3%	59,595	0.1%

(1)
Represents the percentage of the voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class A common stock and Class B common stock entitles its holder to one vote.

(2)
Based on the most recently available Schedule 13D/A filed with the SEC on March 18, 2021 by Trident FFP LP, Trident VI, L.P., Trident VI Parallel Fund, L.P., Trident VI DE Parallel Fund, L.P., Trident FFP GP LLC, Trident Capital VI, L.P. and Stone Point Capital LLC. The principal business address for each of the entities identified in this paragraph is c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830.

(3)
Based on the most recently available Schedule 13D/A filed with the SEC on March 3, 2021, as modified by the Form 4 filed with the SEC on March 18, 2021, by KKR Freya Aggregator L.P., KKR Freya Aggregator GP LLC, KKR Americas Fund XII (Freya) L.P., KKR Associates Americas XII AIV L.P., KKR Americas XII AIV GP LLC, KKR Americas XII (Freya) Blocker Parent L.P., KKR Americas XII EEA (Freya) Blocker Parent L.P., KKR Associates Americas XII L.P., KKR Americas XII Limited, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co. Inc., KKR Management LLP, Henry R. Kravis and George R. Roberts. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)
Based on the most recently available Schedule 13G/A filed with the SEC on January 25, 2021 by JPMorgan Chase & Co. The principal business address of the entity identified in this paragraph is 383 Madison Avenue, New York, NY 10179. Pursuant to Schedule 13G/A, JPMorgan Chase & Co. has the sole power to dispose or to direct the disposition of 4,587,541 shares, but has the sole power to vote or to direct the vote with respect to 4,330,412 shares.

(5)
Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc., Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited (collectively, “Vanguard”). The principal business address of the entity identified in this paragraph is 100 Vanguard Blvd., Malvern, PA 19355. Pursuant to Schedule 13G/A, Vanguard has shared power to vote or direct to vote 70,716 shares, has sole power to dispose of or to direct the disposition of 2,820,470 shares and has shared power to dispose or to direct the disposition of 92,828 shares.

(6)
Does not include the shares of Class A common stock and Class B common stock held by the entities affiliated with Stone Point described in footnote (2) above. Mr. Carey is a member and senior principal of Stone Point, an owner of one of five members of Trident FFP GP LLC and one of five general partners of Trident VI, L.P. Mr. Carey disclaims beneficial ownership of the shares held of record or beneficially by the entities affiliated with Stone Point described in footnote (2) above, except to the extent of any pecuniary interest therein.

64   Focus Financial Partners 2021 Proxy Statement

CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS
FOURTH AMENDED AND RESTATED FOCUS LLC AGREEMENT

In accordance with the terms of the Fourth Amended and Restated Focus LLC Agreement, each unitholder (other than Focus), subject to certain limitations, has the right to cause Focus LLC to redeem all or a portion of its vested common units and incentive units, which we refer to as an “exchange right.”
Upon an exercise of an exchange right with respect to vested common units, unless we exercise the call right (as described below), Focus LLC will acquire each tendered common unit for, at Focus LLC’s option, (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. In connection with any redemption of vested common units pursuant to the exchange right, the corresponding shares of Class B common stock will be cancelled.
Upon exercise of an exchange right with respect to vested incentive units, such incentive units will first be converted into a number of common units that takes into account the then-current value of the common units and such incentive units’ aggregate hurdle amount. Immediately thereafter, unless we exercise the call right (as described below), Focus LLC will acquire each common unit received pursuant to such conversion for, at its election, (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions or (ii) an equivalent amount of cash.
Alternatively, upon the exercise of an exchange right by unitholders with respect to vested common units or vested incentive units, the Company (instead of Focus LLC) will have the right to acquire the common units that are tendered by the exchanging unitholder, or received pursuant to a conversion of tendered incentive units for, at the Company’s option, either (i) the number of shares of Class A common stock such unitholder would have received from Focus LLC pursuant to the exchange right or (ii) an equivalent amount of cash. We refer to this right as our “call right.”  In connection with any exercise of the call right with respect to vested common units, the corresponding number of shares of Class B common stock will be cancelled.
Unitholders are permitted to exercise their exchange rights on a quarterly basis on designated dates. Notwithstanding the foregoing, and except as otherwise permitted by the Fourth Amended and Restated Focus LLC Agreement, unitholders are only permitted to exercise their exchange rights with respect to one-twelfth of the units held by them at the closing of the Company’s initial public offering on each such date on July 30, 2018, with an ability to carry forward unused exchange rights to subsequent exchange dates, subject to certain registration rights described under  “—Registration Rights Agreement.”  The foregoing volume restrictions apply to our private equity investors as an aggregate limitation on their ability to sell Focus LLC units or the shares of Class A common stock they received in connection with the reorganization transactions, subject to certain registration rights described under  “—Registration Rights Agreement.”
TAX RECEIVABLE AGREEMENTS

In connection with the closing of our initial public offering, the Company entered into two Tax Receivable Agreements with certain current and former owners of Focus LLC (the “TRA holders”). These agreements generally provide for the payment by the Company to each TRA holder of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances as a result of, as applicable to the relevant TRA holder, (i) certain increases in tax basis that occur as a result of Focus’ acquisition or deemed acquisition (for U.S. federal income tax purposes) of all or a portion of such TRA holder’s units pursuant to the exercise of an exchange right or the call right, (ii) the increases in tax basis relating to the July 2017 acquisition by certain of our private equity investors that will be available to the Company as a result of certain reorganization transactions in connection with our initial public offering, and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the relevant Tax Receivable Agreement. We will retain the benefit of the remaining 15% of the cash savings.

Focus Financial Partners 2021 Proxy Statement   65

The payment obligations under the Tax Receivable Agreements are the Company’s obligations and not obligations of Focus LLC, and we expect that such payments required be made under the Tax Receivable Agreements will be substantial. Estimating the amount and timing of payments that may become due under the Tax Receivable Agreements is by its nature imprecise. The actual increases in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreements, will vary depending upon a number of factors, including the timing of any redemption of units, the price of our Class A common stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of Focus LLC’s assets that consist of equity in entities taxed as corporations at the time of each redemption, the amount and timing of the taxable income we generate in the future, the U.S. federal income tax rates then applicable, and the portion of the payments under the Tax Receivable Agreements that constitute imputed interest or give rise to depreciable or amortizable tax basis. If we experience a change of control (as defined under the Tax Receivable Agreements, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreements terminate early (at our election or as a result of our breach), we could be required to make a substantial, immediate lump-sum payment.
In March 2020, the Company entered into a third Tax Receivable Agreement with certain owners of Focus LLC who became owners of Focus LLC following the closing of our initial public offering. New Focus LLC owners in the future may also become party to this third Tax Receivable Agreement.
REGISTRATION RIGHTS AGREEMENT

In connection with the closing of our initial public offering, we entered into a registration rights agreement with our private equity investors and continuing Focus LLC unitholders. The agreement contains the following liquidity rights:
•
We are required to file a shelf registration statement to permit the resale of shares of Class A common stock held by the private equity investors, or issuance upon the exercise of exchange rights by unitholders, as soon as practicable following the one-year anniversary of our initial public offering. As of the date of this proxy statement, our private equity investors and unitholders of Focus LLC have not elected to be named in any such shelf registration statement.

•
The private equity investors have the right to demand up to three secondary underwritten offerings per year, and exercised one such demand in February 2021. In addition, we may initiate one additional underwritten offering per year for the benefit of the other Focus LLC unitholders. The private equity investors and the other Focus LLC unitholders may have participation rights with respect to any such underwritten offerings. We may also participate on a primary basis and issue and sell shares of our Class A common stock for our own account. We will use the proceeds from any such offering to purchase outstanding Focus LLC units and pay related fees and expenses. In the event of any underwriter cutbacks, all participating holders will be treated equally and included pro rata based on their ownership of registrable shares at the closing of our initial public offering.

The private equity investors and the other Focus LLC unitholders will also have piggyback registration rights with respect to other underwritten offerings by us under certain circumstances.
These registration rights are subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement becomes effective or any sale is made in a public offering.
NOMINATION AGREEMENTS

In connection with our initial public offering, we entered into nomination agreements with investment vehicles affiliated with Stone Point and KKR. Stone Point has the right to nominate two members of our Board of Directors for so long as it holds at least 50% of the interest it holds, in the form of our Class A and Class B common stock on a combined basis, on the date of our initial public offering. Stone Point also has the right to nominate one member of our Board of Directors for so long as it holds 5% of our Class A and Class B common stock outstanding on a combined basis.  Additionally, Stone Point has the right to nominate at least two directors, for so long as it has the right to nominate two directors, and then one director, for so long as it has the right to nominate one director, for service on our compensation committee. Stone Point also has the right to nominate one director,

66   Focus Financial Partners 2021 Proxy Statement

for so long as it has the right to nominate one director, for service on our nominating, governance and sustainability committee. Stone Point has nominated Mr. Muhtadie and Mr. Carey to serve on our Board of Directors. KKR has the right to nominate one member of our Board of Directors for so long as it holds at least 5% of our Class A and Class B common stock outstanding on a combined basis. KKR has the right to nominate one director for service on our nominating, governance and sustainability committee and as an observer on our compensation committee, in each case, for so long as it has the right to nominate one director. KKR has nominated Mr. Harrington to serve on our Board of Directors.
Any replacement directors nominated by Stone Point or KKR must be an employee or partner of Stone Point or KKR, respectively, of the same level of seniority within Stone Point or KKR as the initial directors designated by Stone Point or KKR respectively, and must qualify as an independent director under the independence standards of NASDAQ and satisfy such other criteria set forth in the respective nomination agreement. In addition, the nomination agreements require Stone Point and KKR to vote their shares of Class A and Class B common stock in favor of our Chief Executive Officer and Rajini Sundar Kodialam (or such other officer of Focus designated by the Chief Executive Officer and approved by the Board of Directors if Ms. Kodialam is no longer a member of the Board of Directors) for election to our Board of Directors.
OTHER TRANSACTIONS

Mr. Adolf, through an entity owned and controlled by him, owns a personal aircraft that was acquired without Company resources that he uses for business travel. The Company reimburses Mr. Adolf for certain costs and third-party payments associated with the use of his personal aircraft for Company-related business travel. We also pay pilot fees for such business travel flights. We incurred approximately $1.3 million for such reimbursements for the year ended December 31, 2020. Given the geography of our partner firms and prospects, we believe the use of the private aircraft creates efficiencies to enhance the productivity of Mr. Adolf and certain other authorized personnel.
Our subsidiary, SCS Financial Services, LLC (“SCS Financial”), entered into a sublease in August 2013 with Stone Point in relation to its office space for a base rent of  $0.4 million per year. SCS Financial pays its pro rata share of the rent and expenses on a pass-through basis.
In connection with our secondary underwritten offering in March 2021, KKR Capital Markets LLC, an affiliate of KKR, and SPC Capital Markets LLC, an affiliate of Stone Point, acted as underwriters. Pursuant to the terms of the underwriting agreement, each such affiliate earned estimated fees of  $2.4 million, directly and indirectly, from the selling stockholders and the exchanging and selling unitholders of Focus LLC.
POLICIES AND PROCEDURES FOR REVIEW OF RELATED PARTY TRANSACTIONS

A  “Related Party Transaction”  is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•
any person who is known by us to be the beneficial owner of more than 5% of our Class A common stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Our Board of Directors has adopted a written Related Party Transaction Policy. Pursuant to this policy, our nominating, governance and sustainability committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited

Focus Financial Partners 2021 Proxy Statement   67

exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our nominating, governance and sustainability committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and (ii) the extent of the Related Person’s interest in the transaction.  Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

68   Focus Financial Partners 2021 Proxy Statement

OTHER MATTERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which was April 15, 2021. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the Company at its office at 875 Third Avenue, 28th Floor, New York, NY 10022, no later than December 16, 2021.
In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not earlier than the close of business on the 150th day, and not later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is greater than 30 days before, or greater than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of   (i) the 120th day prior to such annual meeting and, (ii) if the first public announcement of the date of such meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Currently, we expect our 2022 Annual Meeting to be no greater than 30 days before and no greater than 60 days after the anniversary date of the 2021 Annual Meeting. Accordingly, for our 2022 Annual Meeting, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than January 26, 2022 and no earlier than December 27, 2021. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures, or the procedures set forth in the bylaws.
HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Upon such request, the Company undertakes to deliver separate copies of the materials promptly to stockholders under a shared address to which a single copy of the document was delivered. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact us in writing at our offices at 875 Third Avenue, 28th Floor, New York, NY 10022, or by phone at (646) 519-2456 to inform us of his or her request; or

•
If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that organization directly.

WHERE YOU CAN FIND MORE INFORMATION

Focus makes available free of charge, through its website at www.focusfinancialpartners.com, under Financials & Filings in the investor relations section, its annual report to stockholders, 2020 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.
Focus will provide, without charge to a stockholder upon written request, a copy of Focus’ annual report to stockholders, 2020 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K,

Focus Financial Partners 2021 Proxy Statement   69

proxy statement and form of proxy and all amendments to those reports. Written requests for copies should be sent to the attention of Corporate Secretary, Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022. Copies may also be accessed electronically via the SEC website at https://www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2020 is not part of the proxy solicitation materials.
By Order of the Board of Directors,
J. Russell McGranahan
General Counsel and Corporate Secretary

70   Focus Financial Partners 2021 Proxy Statement

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED NET INCOME EXCLUDING TAX ADJUSTMENTS AND ADJUSTED NET INCOME EXCLUDING TAX ADJUSTMENTS PER SHARE

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income (loss) excluding income tax expense, amortization of debt financing costs, intangible amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, impairment of equity method investment, management contract buyout and other one-time transaction expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.
Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options outstanding during the periods, (iii) the weighted average incremental shares of Class A common stock related to unvested Class A common stock outstanding during the periods, (iv) the weighted average incremental shares of Class A common stock related to restricted stock units outstanding during the periods, (v) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock), (vi) the weighted average number of Focus LLC unvested restricted common units outstanding during the periods (assuming that 100% of such Focus LLC unvested restricted common units have been exchanged for Class A common stock) and (vii) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock). We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following
•
Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•
Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•
Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical

Focus Financial Partners 2021 Proxy Statement   71

tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•
Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•
Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•
Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.
TAX ADJUSTMENTS AND TAX ADJUSTMENTS PER SHARE

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.
Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.
Set forth below is a reconciliation of net income (loss) to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the twelve months ended December 31, 2019 and 2020:
	Twelve Months Ended December 31,
	2019	2020
	(dollars in thousands, except per share data)
Net income (loss)	$(12,025)	$48,965
Income tax expense	7,049	20,660
Amortization of debt financing costs	3,452	2,909
Intangible amortization	130,718	147,783
Non-cash equity compensation expense	18,329	22,285
Non-cash changes in fair value of estimated contingent consideration	38,797	19,197
Loss on extinguishment of borrowings	—	6,094
Impairment of equity method investment	11,749	—
Management contract buyout	1,428	—
Other one-time transaction expenses (1)	1,486	—
Subtotal	200,983	267,893
Pro forma income tax expense (27%) (2)	(54,265)	(72,331)
Adjusted Net Income Excluding Tax Adjustments	$146,718	$195,562
Tax Adjustments (3)	$31,860	$37,254
Adjusted Net Income Excluding Tax Adjustments Per Share	$1.96	$2.46
Tax Adjustments Per Share (3)	$0.42	$0.47
Adjusted Shares Outstanding	75,039,357	79,397,568

72   Focus Financial Partners 2021 Proxy Statement

	Twelve Months Ended December 31,
	2019	2020
	(dollars in thousands, except per share data)
Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic (4)	46,792,389	48,678,584
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options, unvested Class A common stock and restricted stock units (5)	20,428	118,029
Weighted average Focus LLC common units outstanding (6)	22,424,378	21,461,080
Weighted average Focus LLC restricted common units outstanding (7)	—	5,005
Weighted average common unit equivalent of Focus LLC incentive units outstanding (8)	5,802,162	9,134,870
Adjusted Shares Outstanding	75,039,357	79,397,568

(1)
In 2019, relates to one time expenses related to (a) Loring Ward severance cash compensation of  $280 during the three months ended March 31, 2019, which were recorded in compensation and related expenses and (b) transaction expenses of  $786 and $420, associated with the acquisition of Loring Ward, which were recorded in selling, general and administrative expenses during the three months ended March 31, 2019 and June 30, 2019, respectively.

(2)
The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

(3)
Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of December 31, 2020, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $41,718.

(4)
Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)
The incremental shares for the year ended December 31, 2019 related to stock options, unvested Class A common stock and restricted stock units as calculated using the treasury stock method were not included in the calculation of the GAAP weighted average shares of Class A common stock—diluted as the result would have been anti-dilutive.

(6)
Assumes that 100% of Focus LLC common units were exchanged for Class A common stock.

(7)
Assumes that 100% of Focus LLC unvested restricted common units were exchanged for Class A common stock.

(8)
Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

CASH FLOW AVAILABLE FOR CAPITAL ALLOCATION

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Focus Financial Partners 2021 Proxy Statement   73

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended December 31, 2019 and 2020:
	Trailing 4-Quarters Ended December 31,
	2019	2020
	(in thousands)
Net cash provided by operating activities	$194,774	$211,361
Purchase of fixed assets	(25,472)	(19,349)
Distributions for unitholders	(20,641)	(22,457)
Payments under tax receivable agreements	—	—
Adjusted Free Cash Flow	$148,661	$169,555
Portion of contingent consideration paid included in operating activities (1)	14,822	30,913
Cash Flow Available for Capital Allocation (2)	$163,483	$200,468

(1)
A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2019 was $9.2 million, $4.0 million, $0.8 million and $0.8 million, respectively, totaling $14.8 million for the trailing 4-quarters ended December 31, 2019. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2020 was $8.3 million, $16.4 million, $3.8 million and $2.4 million, respectively, totaling $30.9 million for the trailing 4-quarters ended December 31, 2020.

(2)
Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

74   Focus Financial Partners 2021 Proxy Statement

FOCUS® FINANCIAL PARTNERS

Focus Financial Partners Inc.
875 Third Avenue, 28th Floor
New York, NY 10022
+1 646 519 2456
www.focusfinancialpartners.com

ANNUAL MEETING OF STOCKHOLDERS OF

FOCUS FINANCIAL PARTNERS INC.

May 26, 2021

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

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20230300000000000000 4 052621

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Greg S. Morganroth, MD
○ Fayez S. Muhtadie

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection by the audit and risk committee of the Board of Directors of Deloitte & Touche LLP to serve as Focus Financial Partners Inc.'s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of Focus Financial Partners Inc.'s named executive officers for the year ended December 31, 2020.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR" the election to the Board of Directors of each of the nominees listed in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3.**

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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FOCUS FINANCIAL PARTNERS INC.

Proxy for Annual Meeting of Stockholders on May 26, 2021

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James Shanahan and J. Russell McGranahan, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Class A common stock and Class B common stock of Focus Financial Partners Inc. (the "Company") which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of the Company, to be held May 26, 2021 at 9:00 a.m. Eastern Time, at 875 Third Avenue, 28th Floor, New York, NY 10022, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

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